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                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

                      FIVE-YEAR REVOLVING CREDIT AGREEMENT

                           DATED AS OF MARCH 21, 2003

                                      AMONG

                          UNITED STATIONERS SUPPLY CO.,
                                 AS THE BORROWER

                             UNITED STATIONERS INC.,
                                AS A CREDIT PARTY

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                                       AND


                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS ADMINISTRATIVE AGENT


================================================================================

                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

================================================================================

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                           SIDLEY AUSTIN BROWN & WOOD
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

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                                TABLE OF CONTENTS

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
ARTICLE I         DEFINITIONS.................................................................................1

     1.1.     Certain Defined Terms...........................................................................1
     1.2.     Plural Forms...................................................................................20

ARTICLE II        THE CREDITS................................................................................20

     2.1.     Commitment.....................................................................................20
     2.2.     Required Payments; Termination.................................................................20
     2.3.     Ratable Loans; Types of Advances...............................................................22
     2.4.     Swing Line Loans...............................................................................22
     2.5.     Commitment Fee; Aggregate Commitment...........................................................23
     2.6.     Minimum Amount of Each Advance.................................................................24
     2.7.     Optional Principal Payments....................................................................24
     2.8.     Method of Selecting Types and Interest Periods for New Advances................................24
     2.9.     Conversion and Continuation of Outstanding Advances; No Conversion or
              Continuation of Eurodollar Advances After Default..............................................25
     2.10.    Changes in Interest Rate, etc..................................................................25
     2.11.    Rates Applicable After Default.................................................................26
     2.12.    Method of Payment..............................................................................26
     2.13.    Noteless Agreement; Evidence of Indebtedness...................................................26
     2.14.    Telephonic Notices.............................................................................27
     2.15.    Interest Payment Dates; Interest and Fee Basis.................................................27
     2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment
              Reductions; Availability of Loans..............................................................28
     2.17.    Lending Installations..........................................................................28
     2.18.    Non-Receipt of Funds by the Agent..............................................................29
     2.19.    Replacement of Lender..........................................................................29
     2.20.    Facility LCs...................................................................................30
     2.21.    Increase of Aggregate Commitment...............................................................35

ARTICLE III       YIELD PROTECTION; TAXES....................................................................36

     3.1.     Yield Protection...............................................................................36
     3.2.     Changes in Capital Adequacy Regulations........................................................37
     3.3.     Availability of Types of Advances..............................................................37
     3.4.     Funding Indemnification........................................................................38
     3.5.     Taxes..........................................................................................38
     3.6.     Lender Statements; Survival of Indemnity.......................................................41
     3.7.     Alternative Lending Installation...............................................................42

ARTICLE IV        CONDITIONS PRECEDENT.......................................................................42

     4.1.     Effectiveness of Commitments...................................................................42
     4.2.     Each Credit Extension..........................................................................43

ARTICLE V         REPRESENTATIONS AND WARRANTIES.............................................................44
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     5.1.     Existence and Standing.........................................................................44
     5.2.     Authorization and Validity.....................................................................44
     5.3.     No Conflict; Government Consent................................................................44
     5.4.     Financial Statements...........................................................................45
     5.5.     Material Adverse Change........................................................................45
     5.6.     Taxes..........................................................................................45
     5.7.     Litigation and Contingent Obligations..........................................................45
     5.8.     Subsidiaries...................................................................................46
     5.9.     ERISA..........................................................................................46
     5.10.    Accuracy of Information........................................................................46
     5.11.    Regulation U...................................................................................46
     5.12.    Compliance With Laws...........................................................................47
     5.13.    Ownership of Properties........................................................................47
     5.14.    Plan Assets; Prohibited Transactions...........................................................47
     5.15.    Environmental Matters..........................................................................47
     5.16.    Investment Company Act.........................................................................47
     5.17.    Public Utility Holding Company Act.............................................................47
     5.18.    Insurance......................................................................................48
     5.19.    Solvency.......................................................................................48
     5.20.    Collateral Documents...........................................................................48
     5.21.    No Default or Unmatured Default................................................................48

ARTICLE VI        COVENANTS..................................................................................48

     6.1.     Financial Reporting............................................................................48
     6.2.     Use of Proceeds................................................................................50
     6.3.     Notice of Default..............................................................................50
     6.4.     Conduct of Business............................................................................50
     6.5.     Taxes..........................................................................................51
     6.6.     Insurance......................................................................................51
     6.7.     Compliance with Laws...........................................................................51
     6.8.     Maintenance of Properties......................................................................51
     6.9.     Inspection; Keeping of Books and Records.......................................................52
     6.10.    Dividends......................................................................................52
     6.11.    Merger.........................................................................................53
     6.12.    Sale of Assets.................................................................................53
     6.13.    Investments and Acquisitions...................................................................54
     6.14.    Indebtedness...................................................................................57
     6.15.    Liens..........................................................................................59
     6.16.    Affiliates.....................................................................................61
     6.17.    Financial Contracts............................................................................61
     6.18.    Subsidiary Covenants...........................................................................61
     6.19.    Contingent Obligations.........................................................................62
     6.20.    Amendments to Agreements.......................................................................62
     6.21.    Leverage Ratio.................................................................................62
     6.22.    Fixed Charge Coverage Ratio....................................................................62
     6.23.    Minimum Consolidated Net Worth.................................................................63
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     6.24.    Capital Expenditures...........................................................................63
     6.25.    Subsidiary Collateral Documents; Subsidiary Guarantors.........................................63
     6.26.    Foreign Subsidiary Investments.................................................................64
     6.27.    TOPCO Investments..............................................................................65
     6.28.    Mortgages......................................................................................65

ARTICLE VII       DEFAULTS...................................................................................65

ARTICLE VIII      ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.............................................68

     8.1.     Acceleration...................................................................................68
     8.2.     Amendments.....................................................................................69
     8.3.     Preservation of Rights.........................................................................70

ARTICLE IX        GENERAL PROVISIONS.........................................................................70

     9.1.     Survival of Representations....................................................................70
     9.2.     Governmental Regulation........................................................................70
     9.3.     Headings.......................................................................................71
     9.4.     Entire Agreement...............................................................................71
     9.5.     Several Obligations; Benefits of this Agreement................................................71
     9.6.     Expenses; Indemnification......................................................................71
     9.7.     Numbers of Documents...........................................................................72
     9.8.     Accounting.....................................................................................72
     9.9.     Severability of Provisions.....................................................................72
     9.10.    Nonliability of Lenders........................................................................72
     9.11.    Confidentiality................................................................................73
     9.12.    Lenders Not Utilizing Plan Assets..............................................................73
     9.13.    Nonreliance....................................................................................74
     9.14.    Disclosure.....................................................................................74
     9.15.    Performance of Obligations.....................................................................74

ARTICLE X         THE AGENT..................................................................................75

     10.1.    Appointment; Nature of Relationship............................................................75
     10.2.    Powers.........................................................................................75
     10.3.    General Immunity...............................................................................75
     10.4.    No Responsibility for Loans, Recitals, etc.....................................................75
     10.5.    Action on Instructions of Lenders..............................................................76
     10.6.    Employment of Agents and Counsel...............................................................76
     10.7.    Reliance on Documents; Counsel.................................................................76
     10.8.    Agent's Reimbursement and Indemnification......................................................76
     10.9.    Notice of Default..............................................................................77
     10.10.   Rights as a Lender.............................................................................77
     10.11.   Lender Credit Decision.........................................................................77
     10.12.   Successor Agent................................................................................77
     10.13.   Agent and Arranger Fees........................................................................78
     10.14.   Delegation to Affiliates.......................................................................78
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     10.15.   Collateral Documents...........................................................................78
     10.16.   Quebec Security................................................................................78

ARTICLE XI        SETOFF; RATABLE PAYMENTS...................................................................80

     11.1.    Setoff.........................................................................................80
     11.2.    Ratable Payments...............................................................................80

ARTICLE XII       BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........................................80

     12.1.    Successors and Assigns; Designated Lenders.....................................................80
     12.2.    Participations.................................................................................82
     12.3.    Assignments....................................................................................83
     12.4.    Dissemination of Information...................................................................85
     12.5.    Tax Certifications.............................................................................86
     12.6.    Reimbursement Obligations......................................................................86

ARTICLE XIII      NOTICES....................................................................................86

     13.1.    Notices........................................................................................86
     13.2.    Change of Address..............................................................................86

ARTICLE XIV       COUNTERPARTS...............................................................................86

ARTICLE XV        CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...............................87

     15.1.    CHOICE OF LAW..................................................................................87
     15.2.    CONSENT TO JURISDICTION........................................................................87
     15.3.    WAIVER OF JURY TRIAL...........................................................................87
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                                    SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 2.20 -   Transitional Letters of Credit

Schedule 5.8  -   Subsidiaries

Schedule 6.12 -   Identified Property Dispositions

Schedule 6.13 -   Investments

Schedule 6.14 -   Indebtedness

Schedule 6.15 -   Liens

                                    EXHIBITS

Exhibit A     -   Form of the Credit Parties' Counsel's Opinion

Exhibit B     -   Form of Compliance Certificate

Exhibit C     -   Form of Assignment and Assumption Agreement

Exhibit D     -   Form of Promissory Note (if requested)

Exhibit E     -   Form of Designation Agreement

Exhibit F     -   List of Closing Documents

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                      FIVE-YEAR REVOLVING CREDIT AGREEMENT

     This Five-Year Revolving Credit Agreement, dated as of March 21, 2003, is entered into by and among United Stationers Supply Co., an Illinois corporation, as the Borrower, United Stationers Inc., a Delaware corporation, as a Credit Party, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1.     CERTAIN DEFINED TERMS. As used in this Agreement:

     "Accounting Changes" is defined in Section 9.8 hereof.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Parent or any of its Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires from one or more Persons (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of any Person.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of several Revolving Loans (i) made by some or all of the Lenders on the same date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person having ordinary voting power for the election of directors (or equivalent governing body) or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Agent appointed pursuant to
Article X.

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     "Aggregate Commitment" means the aggregate of the Commitments of all the
Lenders, as increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Two Hundred Seventy-Five Million and 00/100 Dollars ($275,000,000).

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this Five-Year Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time.

     "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5% ) per annum.

     "Applicable Fee Rate" means, with respect to the Commitment Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Assignment Agreement" is defined in Section 12.3.1.

     "Authorized Officer" means any of the chief executive officer, president, chief operating officer, chief financial officer, controller, treasurer or assistant treasurer of the Parent, acting singly.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect MINUS the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

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     "Borrower" means United Stationers Supply Co., an Illinois corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Canadian Subsidiary" means (i) any Foreign Subsidiary organized under the laws of Canada or any jurisdiction located therein and (ii) any Subsidiary of a Person described in clause (i) hereof that is organized under the laws of a jurisdiction located in the United States of America.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with Agreement Accounting Principles, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Parent or a Subsidiary is reimbursed by the lessor, sublessor or sublessee,
(iii) expenditures of Net Cash Proceeds of any asset sale permitted under
Section 6.12, and (iv) with respect to any Permitted Acquisition, (a) the Purchase Price thereof and (b) any Capital Expenditures expended by the seller or entity to be acquired in any Permitted Acquisition prior to the date of such Permitted Acquisition.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) obligations of, or fully guaranteed by, the United States of America having maturities of not more than one year from the date of acquisition thereof, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) money market funds that (a) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940,

                                        3
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(b) are rated AAA by S&P or Aaa by Moody's and (c) have portfolio assets of at least $5,000,000,000, (vi) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 90 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (vii) repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the qualifications specified in clause (iv) above.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent having ordinary voting power for the election of directors; (ii) the Parent shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (other than Liens in favor of the Agent), all of the outstanding shares of voting stock of the Borrower and, other than pursuant to a transaction otherwise permitted under this Agreement, the Guarantors, on a fully diluted basis; or
(iii) the majority of the Board of Directors of the Parent fails to consist of Continuing Directors.

     "Closing Date" means March 21, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

     "Collateral" means all property and interests in property now owned or hereafter acquired by the Parent or any of its Domestic Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents; PROVIDED, HOWEVER, that Collateral shall not include property constituting "Securitization Collateral" as defined in the Security Agreement.

     "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement, the Intellectual Property Security Agreements, and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Parent or any of its Domestic Subsidiaries and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Commitment" means, for each Lender, including, without limitation, each LC Issuer, such Lender's obligation to make Loans to, and participate in Facility LCs issued upon the application of, and each LC Issuer's obligation to issue Facility LCs for the account of, the

                                        4
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Borrower in an aggregate amount not exceeding the amount set forth for such
Lender on the Commitment Schedule or in an Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Fee" is defined in Section 2.5.1.

     "Commitment Schedule" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Parent and its Subsidiaries (other than TOPCO) calculated on a consolidated basis for such period.

     "Consolidated EBITDA" means, with respect to any period, Consolidated Net Income for such period PLUS, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation and (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business, MINUS, to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries (other than TOPCO) on a consolidated basis.

     "Consolidated Funded Indebtedness" means, at any time, with respect to any Person, without duplication, the sum of (i) the aggregate dollar amount of Consolidated Indebtedness for borrowed money owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, PLUS (ii) the aggregate undrawn amount of all standby Letters of Credit at such time for which such Person or any of its Subsidiaries is the account party or is otherwise liable (other than standby Letters of Credit in an amount up to $10,000,000 issued to support worker's compensation obligations of the Credit Parties and other than Letters of Credit supporting any other component of this definition), PLUS (iii) the aggregate principal component of Capitalized Lease Obligations owing by such Person and its Subsidiaries on a consolidated basis or for which such Person or any of its Subsidiaries is otherwise liable, PLUS (iv) all Off-Balance Sheet Liabilities of such Person and its Subsidiaries on a consolidated basis, PLUS (v) all Disqualified Stock of such Person and its Subsidiaries on a consolidated basis.

     "Consolidated Indebtedness" means at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Parent and its Subsidiaries calculated on a consolidated basis for such period (net of interest income), including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.

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     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Parent and its Subsidiaries (other than TOPCO) calculated on a consolidated basis for such period and on a FIFO basis of inventory valuation.

     "Consolidated Net Worth" means at any time, with respect to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries calculated on a consolidated basis and on a FIFO basis of inventory valuation as of such time.

     "Consolidated Rentals" means, with reference to any period, the rental expense (net of rental income) of the Parent and its Subsidiaries in respect of Operating Leases, but excluding rental expense for any extension thereof for a period shorter than twelve months, calculated on a consolidated basis for such period; PROVIDED that rental expense in respect of all non-real property rentals shall be the amount as set forth on the compliance certificate most recently delivered to the Agent pursuant to Section 6.1.3 in connection with the most recent annual financial statements of the Parent delivered pursuant to
Section 6.1.1 (and for the period prior to the delivery of the first such compliance certificate, the amount set forth on the compliance certificate delivered pursuant to Section 4.1.5).

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership unless the underlying obligation is expressly made non-recourse to such general partner; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Contingent Obligation shall be such guaranteeing person's reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; PROVIDED that if any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction and who was not a Continuing Director prior thereto, together with all other individuals so elected or nominated in connection with such merger, consolidation, acquisition or similar transaction who were not Continuing Directors prior thereto, constitute a majority of the

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members of the board of directors of such Person, such individual shall not be a
Continuing Director.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Credit Party" means, collectively, the Parent, the Borrower and each of the Guarantors.

     "Default" means an event described in Article VII.

     "Designated Lender" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to
Section 12.1.2.

     "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 12.1.2.

     "Designation Agreement" is defined in Section 12.1.2.

     "Disqualified Stock" means any preferred or other capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

     "Dollar", "dollar" and "$" means the lawful currency of the United States of America.

     "Domestic Subsidiary" means any Subsidiary of any Person that is not a Foreign Subsidiary.

     "Eligible Designee" means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and
(i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

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     "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Revolving Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes or similar taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender, such Lending Installation or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof, (ii) the jurisdiction in which the Agent's, such Lending Installation's or such Lender's principal executive office or such Lender's applicable Lending Installation is located or (iii) any other jurisdiction except to the extent the imposition of such taxes results solely from the Borrower's operations or presence in such jurisdiction as reasonably determined by the Lender or the Agent, as applicable.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated as of June 29, 2000, by and among the Borrower, the Parent, the lenders parties thereto, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

     "Facility LC" is defined in Section 2.20.1.

     "Facility LC Application" is defined in Section 2.20.3.

     "Facility LC Collateral Account" is defined in Section 2.20.11.

     "Facility Termination Date" means the earlier of (a) March 21, 2008 and (b) the date of termination in whole of the Aggregate Commitment pursuant to
Section 2.5 hereof or the Commitments pursuant to Section 8.1 hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financing" means, with respect to any Person, the issuance, assumption, incurrence or sale by such Person of any Indebtedness (other than Indebtedness described in Sections 6.14.1 through 6.14.10, any Indebtedness incurred under
Section 6.14.11 and described in clauses (a) or (b) of the first parenthetical thereof, and any Indebtedness incurred under Section 6.14.12 and described in the first parenthetical thereof); PROVIDED, HOWEVER, that the foregoing shall not permit the incurrence by the Parent or any Subsidiary of any Indebtedness if such incurrence is not otherwise permitted by this Agreement.

     "Fixed Charge Coverage Ratio" is defined in Section 6.22.

     "Floating Rate" means, for any day, a rate per annum equal to the sum of
(i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes PLUS (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Revolving Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Foreign Subsidiary" means (i) any Subsidiary of any Person that is not organized under the laws of a jurisdiction located in the United States of America and (ii) any Subsidiary of a Person described in clause (i) hereof that is organized under the laws of a jurisdiction located in the United States of America.

     "Foreign Subsidiary Investment" means the sum, without duplication, of (i) the aggregate outstanding principal amount of all intercompany loans made on or after the Closing Date from any Credit Party to any Foreign Subsidiary; (ii) all outstanding Investments made on or after the Closing Date by any Credit Party in any Foreign Subsidiary; and (iii) an amount equal to the net benefit derived by the Foreign Subsidiaries resulting from any non-arm's-length transactions, or any other transfer of assets conducted, in each case entered into on or after the Closing Date, between any Credit Party, on the one hand, and such Foreign Subsidiaries, on the other hand, other than (a) transactions in the ordinary course of business and (b) in respect of legal, accounting, reporting, listing and similar administrative services provided by any Credit Party to any such Foreign Subsidiary in the ordinary course of business consistent with past practice.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Guarantor" means each of the Parent's Domestic Subsidiaries (other than the Borrower, TOPCO and any SPV) and all other Subsidiaries of the Parent which become Guarantors in satisfaction of the provisions of Section 6.25, in each case, together with their respective permitted successors and assigns.

     "Guaranty" means the Guaranty, dated as of March 21, 2003, made by the Parent and certain Subsidiaries of the Parent in favor of the Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Holders of Secured Obligations" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the LC Issuers in respect of Reimbursement Obligations, (iii) the Agent, the Lenders and the LC Issuers in respect of all other present and future obligations and liabilities of the Parent, the Borrower or any of their respective Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Person benefiting from indemnities made by the Parent, the Borrower or any Subsidiary hereunder or under other Loan Documents, (iv) each Lender (or Affiliate thereof), in respect of all Rate Management Obligations of the Borrower to such Lender (or such Affiliate) as exchange party or counterparty under any Rate Management Transaction, and (v) their respective successors, transferees and assigns (to the extent not prohibited by this Agreement).

     "Identified Disclosure Documents" means, collectively, the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Parent's Quarterly Reports on Form 10-Q for the periods ending on September 30, 2002 and earlier, and the Current Reports on Form 8-K filed by the Parent on January 31, 2003 or earlier, in each case as filed with the SEC, and any written disclosure memorandum delivered to the Lenders on or prior to March 19, 2003.

     "Indebtedness" of a Person means, at any time, without duplication, such Person's (i) obligations for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and accrued expenses in connection with the provision of services incurred in the ordinary course of such Person's business), (iii) Indebtedness of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (PROVIDED that the amount of any such Indebtedness at any time shall be deemed to be the lesser of (a) such Indebtedness at such time and (b) the fair market value of such Property, as determined by such Person in good faith at such time), (iv) financial obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person in respect of any Indebtedness, (viii) reimbursement obligations under Letters of Credit, bankers' acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) Net Mark-to-Market Exposure under Rate Management Transactions and (xi) Disqualified Stock.

     "Intellectual Property Security Agreements" means each of (i) the Trademark Security Agreement, dated as of March 21, 2003, by and among the Agent and the Borrower, Azerty Incorporated and Lagasse, Inc., (ii) the Copyright Security Agreement, dated as of March 21, 2003, by and between the Agent and the Borrower, and (iii) such other intellectual property security documents as the Borrower or any Affiliate may from time to time make in favor of the Agent, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, or, to the extent available to all of the Lenders, nine or twelve months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months, or if applicable nine or twelve months, thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel, relocation and similar advances to directors, officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LC Fee" is defined in Section 2.20.4.

     "LC Issuer" means Bank One (or any Subsidiary or Affiliate of Bank One designated by Bank One) or any of the other Lenders, as applicable, in its respective capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn amount under all Facility LCs outstanding at such time PLUS (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.20.5.

     "LC Reimbursement Date" is defined in Section 2.20.6.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes the Swing Line Lender and the LC Issuers.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, Subsidiary or Affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or, without duplication, for which such Person has a reimbursement obligation.

     "Leverage Ratio" is defined in Section 6.21.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof), whether constituting a Revolving Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, the Facility LC Applications, the Collateral Documents, the Guaranty, and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, Properties or prospects of the Parent and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the

Parent, the Borrower or any Subsidiary to perform its obligations under the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents or
(iv) the rights or remedies of the Agent, the LC Issuers or the Lenders thereunder or their rights with respect to the Collateral taken as a whole.

     "Material Foreign Subsidiary" means any direct or indirect first-tier Foreign Subsidiary of the Parent that at any time has (i) (a) sales as of the last day of any fiscal quarter (calculated on a consolidated basis for such Subsidiary and its consolidated Subsidiaries for the twelve-month period then ended) greater than or equal to five percent (5%) of consolidated sales of the Parent and its Subsidiaries for such period and (b) Consolidated EBITDA as of the last day of such fiscal quarter (calculated on a consolidated basis for such Subsidiary and its consolidated Subsidiaries for the twelve-month period then ended) greater than or equal to five percent (5%) of Consolidated EBITDA of the Parent and its Subsidiaries for such period, or (ii) on a consolidated basis for such Subsidiary and its consolidated Subsidiaries at any time five percent (5%) or more of the consolidated total assets of the Parent and its Subsidiaries as reported in the most recent annual or quarterly financial statements of the Parent delivered pursuant to Section 6.1.1 or 6.1.2.

     "Material Indebtedness" means any Indebtedness in an outstanding principal amount of $25,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars), other than the Obligations.

     "Modify" and "Modification" are defined in Section 2.20.1.

     "Moody's" means Moody's Investors Services, Inc. and any successor thereto.

     "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Parent or any member of the Controlled Group is obligated to make contributions.

     "Net Cash Proceeds" means, with respect to any sale of Property or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of Property or Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such sale of Property which is or may be required (by the express terms of the instrument governing such Indebtedness or by the purchaser of such Property) to be repaid in connection with such sale of Property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness).

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such

Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     "1998 Indenture" means the Indenture dated as of April 15, 1998, among the Borrower, the Parent and The Bank of New York, as Trustee.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" is defined in Section 2.13.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, accrued and unpaid fees, all expense and other reimbursement obligations, and all indemnities and other obligations of any Credit Party to the Agent, any Lender, the Arranger (or any Affiliate of any of the foregoing) or any Person benefiting from indemnities made by any Credit Party hereunder or under any other Loan Document, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, outside attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed under the Federal bankruptcy laws), and any other sum chargeable to any Credit Party under this Agreement or any other Loan Document.

     "Off-Balance Sheet Liability" of a Person means, without duplication, the principal component of (i) any Receivables Purchase Facility or any other repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person (other than the sale or disposition in the ordinary course of business of accounts or notes receivable in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables)) or (ii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person; PROVIDED that "Off-Balance Sheet Liabilities" shall not include the principal component of the foregoing if such principal component (a) is otherwise reflected as a liability on such Person's consolidated balance sheet or (b) is deducted from revenues in determining such Person's consolidated net income but is not thereafter added back in calculating such Person's Consolidated EBITDA.

     "Off-Balance Sheet Trigger Event" is defined in Section 7.15.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, PLUS (ii) an amount equal to its ratable obligation to purchase participations in the aggregate principal amount of

Swing Line Loans outstanding at such time, PLUS (iii) an amount equal to its ratable obligation to purchase participations in the LC Obligations at such time.

     "Parent" means United Stationers Inc., a Delaware corporation.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December and the Facility Termination Date.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" is defined in Section 6.13.5.

     "Permitted Priority Liens" means any Liens permitted by Section 6.15 and
(i) arising by operation of applicable law (and not solely by contract) and are perfected (other than by the filing of a financing statement or other filing or control agreement) and accorded priority over the Agent's Liens on the Collateral by operation of applicable law, (ii) arising under any of Sections 6.15.6 or 6.15.7 or reflected on any title commitment issued with any Collateral Document, or (iii) securing purchase money Indebtedness, Capitalized Lease Obligations or Indebtedness described in the first parenthetical of
Section 6.14.12, in each case to the extent the same are permitted to exist or otherwise be incurred hereunder.

     "Permitted Purchase Money Debt" is defined in Section 6.14.5.

     "Permitted Share Repurchase Amount" is defined in Section 6.10.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender's Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

     "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness incurred or assumed in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Parent, the Borrower or any Subsidiary issued as consideration for such Acquisition.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent, the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices or equity prices.

     "Receivables Purchase Documents" means any series of receivables purchase or sale agreements, servicing agreements and other related agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Parent, the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer, directly or indirectly, to SPVs all of their respective right, title and interest in and to (but not their obligations under) certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith)), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

     "Receivables Purchase Facility" means any securitization facility made available to the Parent, the Borrower or any of its Subsidiaries, pursuant to which receivables of the Parent, the Borrower or any of its Subsidiaries are transferred, directly or indirectly, to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "Reimbursement Obligations" means, at any time, with respect to any LC Issuer, the aggregate of all obligations of the Borrower then outstanding under
Section 2.20 to reimburse such LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer; or, as the context may require, all such Reimbursement Obligations then outstanding to reimburse all of the LC Issuers.

     "Required Lenders" means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the Aggregate Outstanding Credit Exposure.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

     "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).

     "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "SEC" means the United States Securities and Exchange Commission, and any successor thereto.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) so long as any Lender shall remain a Lender hereunder, all Rate Management Obligations owing in connection with Rate Management Transactions to such Lender or any Affiliate of such Lender.

     "Security Agreement" means the Security Agreement, dated as of March 21, 2003, by and between the Borrower, the Parent and certain Subsidiaries of the Parent, as grantors thereunder, and the Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Senior Subordinated Notes" means the Borrower's 8-3/8% Senior Subordinated Notes due April 15, 2008 issued pursuant to the 1998 Indenture in an original aggregate principal amount equal to $100,000,000.

     "Single Employer Plan" means a Plan maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group.

     "Solvent" means, when used with respect to the Parent and its Subsidiaries (on a consolidated basis), that at the time of determination:

     (i) the fair value of their consolidated assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of their consolidated liabilities, including without limitation contingent liabilities; and

     (ii) they are then able and presently expect to be able to pay their consolidated debts as they mature; and

     (iii) they have capital sufficient to carry on their business as conducted.

     With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

     "SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Parent.

     "Substantial Portion" means, with respect to the Property of the Parent and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Parent and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Parent and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Parent and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends the four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

     "Swing Line Borrowing Notice" is defined in Section 2.4.2.

     "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

     "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes and Other Taxes.

     "Term Loan" is defined in Section 2.21.

     "TOPCO" means The Order People Company, a Delaware corporation.

     "TOPCO Investment" means the sum, without duplication, of (i) the aggregate outstanding principal amount of all intercompany loans made on or after the Closing Date from any Credit Party to TOPCO; (ii) all outstanding Investments made on or after the Closing Date by any Credit Party in TOPCO; and (iii) an amount equal to the net benefit derived by TOPCO resulting from any non-arm's-length transactions, or any other transfer of assets conducted, in each case entered into on or after the Closing Date, between any Credit Party, on the one hand, and TOPCO, on the other hand, other than (a) transactions in the ordinary course of business and (b) in respect of legal, accounting, reporting, listing and similar administrative services provided by any Credit Party to TOPCO in the ordinary course of business consistent with past practice.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Revolving Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Weighted Average Life to Maturity" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     1.2. PLURAL FORMS. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

     2.1. COMMITMENT. From and including the Closing Date and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower in Dollars from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of its Pro Rata Share of the Available Aggregate Commitment; PROVIDED that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The commitment of each Lender to lend hereunder shall automatically expire on the Facility Termination Date. The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

     2.2. REQUIRED PAYMENTS; TERMINATION. (a) Any outstanding Advances and all other unpaid Secured Obligations shall be paid in full by the Borrower on the Facility Termination Date. Notwithstanding the termination of the Commitments under this Agreement on the Facility Termination Date, until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

              (b) ASSET SALES AND INSURANCE PROCEEDS. Upon (1) the consummation of any sale, lease, conveyance, transfer, casualty or other disposition ("Asset Sale") of Property (other than sales permitted under Sections 6.12.1 through 6.12.9) by the Parent or any Subsidiary of the Parent, except to the extent that the Net Cash Proceeds of such Asset Sale, when combined with the Net Cash Proceeds of all such Asset Sales during the immediately preceding twelve-month period, do not exceed $20,000,000 for any such Asset Sale or series of related Asset Sales or (2) the receipt by the Parent or any of its Subsidiaries of proceeds from insurance in connection with any property loss or casualty, net of costs and taxes incurred in connection with such loss or casualty ("Loss Proceeds"), except to the extent that such Loss Proceeds, when combined with all other Loss Proceeds received during the then current fiscal year, do not exceed $20,000,000, and in each case, except as provided in the second sentence of this clause (b), within five (5) Business Days after the Parent's or any of its Subsidiaries' (x) receipt of any Net Cash Proceeds from any such Asset Sale or any such Loss Proceeds, or (y) conversion to cash or Cash Equivalent Investments of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrower shall make a mandatory prepayment of the Obligations, subject to the provisions governing the application of payments set forth in Section 2.2(d), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or Loss Proceeds or such proceeds converted from non-cash to cash or Cash Equivalent Investments. Unless a Default or Unmatured Default shall have occurred and is continuing, in the event that the Borrower shall have given the Agent written notice within thirty
(30) days after an Asset Sale or event giving rise to such Loss Proceeds of its intention to replace the assets or use such Net Cash Proceeds or Loss Proceeds, as applicable, to acquire other assets useful in the business of the Parent and its Subsidiaries (other than the acquisition of assets for use by TOPCO) (which shall include, without limitation, assets acquired pursuant to a Permitted Acquisition) within twelve (12) months following such Asset Sale or the receipt of such Loss Proceeds, as applicable, then such Net Cash Proceeds or Loss Proceeds shall not be subject to the provisions of the first sentence of this clause (b) unless and to the extent that such applicable period shall have expired without such replacement having been made.

              (c) FINANCINGS. Upon the consummation of any Financing by the Parent or any Subsidiary of the Parent, within five (5) Business Days after the Parent's or any of its Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Borrower shall make a mandatory prepayment of the Obligations, subject to the provisions governing the application of payments set forth in
Section 2.2(d), in an amount equal to one hundred percent (100%) of the excess over $50,000,000 (when taken together with the Net Cash Proceeds of all other Financings after the Closing Date) of all such Net Cash Proceeds.

              (d) APPLICATION OF DESIGNATED PREPAYMENTS. Each mandatory prepayment required by CLAUSES (b) and (c) of this Section 2.2 shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be applied to repay Revolving Loans and shall automatically reduce Commitments ratably in an amount equal to such Designated Prepayment. Following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Facility LCs, then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations (up to an amount not to exceed 100% of such contingent obligations), and then any excess shall be returned to the Borrower or paid to whomever may be legally entitled thereto at such time.

              (e) APPLICATION AND PRIORITY OF PREPAYMENTS. With respect to the reduction of the Revolving Loans on any date, Designated Prepayments shall first be applied to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

     2.3. RATABLE LOANS; TYPES OF ADVANCES. (a) Each Advance hereunder (other than a Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

              (b) The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4.

     2.4.     SWING LINE LOANS.

              2.4.1 AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Credit Extension hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the Closing Date and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans in Dollars to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, PROVIDED that (i) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment and (ii) at no time shall the sum of (a) the Swing Line Loans then outstanding, PLUS (b) the outstanding Revolving Loans made by the Swing Line Lender pursuant to
     Section 2.1 (including its participation in any Facility LCs), exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

              2.4.2 BORROWING NOTICE. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 2:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate or such other rate per annum as shall be agreed to by the Swing Line Lender and the Borrower.

              2.4.3 MAKING OF SWING LINE LOANS. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address in an account maintained and designated by the Borrower.

              2.4.4 REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each

     Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.4.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this
     Section 2.4.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.4.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.4.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.4.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.5.     COMMITMENT FEE; AGGREGATE COMMITMENT.

              2.5.1 COMMITMENT FEE. The Borrower shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares of the Aggregate Commitment, from and after the Closing Date until the date on which the Aggregate Commitment shall be terminated in whole, a commitment fee (the "Commitment Fee") accruing at the rate of the then Applicable Fee Rate on the daily average Available Aggregate Commitment (excluding from the calculation thereof, the Swing Line Loans). All such Commitment Fees payable hereunder shall be payable quarterly in arrears on each Payment Date.

              2.5.2 REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders in a minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least three (3) Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the Commitments.

     2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans or to refund Reimbursement Obligations) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

     2.7. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or any portion of the outstanding Floating Rate Advances (other than Swing Line Loans), in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, with notice to the Agent by 11:00 a.m. (Chicago time) on the date of any anticipated repayment. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 12:00 noon (Chicago time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Agent.

     2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; PROVIDED that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Revolving Loans at any time, unless such limit has been waived by the Agent in its sole discretion. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 12:00 noon (Chicago time) on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)     the aggregate amount of such Advance,

     (iii)    the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in Federal or other funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address in an account maintained and designated by the Borrower.

     2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES; NO CONVERSION OR CONTINUATION OF EURODOLLAR ADVANCES AFTER DEFAULT. Floating Rate Advances (other than Swing Line Advances) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6 and the payment of any funding indemnification amounts required by Section 3.4, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swing Line Advance) into any other Type or Types of Advances. Notwithstanding anything to the contrary contained in this Section 2.9, during the continuance of a Default, the Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made as, converted to or, following the expiration of any Interest Periods then in effect, continued as a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 12:00 noon (Chicago time) on the same Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance (other than a Swing Line Advance) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is fully paid at a rate per annum equal to the Floating Rate for such day or at such other rate per annum as shall be agreed to by the Swing Line Lender and the Borrower. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base

Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate applicable to such Eurodollar Advance and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11. RATES APPLICABLE AFTER DEFAULT. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at a rate per annum equal to the Floating Rate in effect from time to time PLUS 2% per annum, (ii) each Floating Rate Advance and each Swing Line Loan shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time PLUS 2% per annum, and (iii) the LC Fee described in the first sentence of
Section 2.20.4 shall be increased to a rate per annum equal to the Applicable Margin for Eurodollar Loans in effect from time to time PLUS 2% per annum; PROVIDED that, during the continuance of a Default under Section 7.2, 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable without any election or action on the part of the Agent, any LC Issuer or any Lender.

     2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon (Chicago time) on the date when due and shall (except with respect to repayments of Swing Line Loans, and except in the case of Reimbursement Obligations for which any LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuers in the case of payments required to be made by the Borrower to the LC Issuers pursuant to Section 2.20.6.

     2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the date and the amount of each Revolving Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations (including specifying Reimbursement Obligations) outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (e) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence (absent manifest error) of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Revolving Loans or, in the case of the Swing Line Lender, the Swing Line Loans, be evidenced by a promissory note in substantially the form of Exhibit D with appropriate changes for notes evidencing Swing Line Loans (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender or its registered assigns. Thereafter, the Revolving Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Revolving Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.14. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. LC Fees and all other fees hereunder and interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Swing Line Loans shall be calculated on a basis agreed to by the Swing Line Lender and the Borrower. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

     2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS; AVAILABILITY OF LOANS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the applicable LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address in an account maintained and designated by the Borrower.

     2.17. LENDING INSTALLATIONS. Each Lender may book its Revolving Loans and its participation in any LC Obligations and the LC Issuers may book the Facility LCs issued by it at any Lending Installation selected by such Lender or LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Revolving Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or LC Issuer, as applicable, for the benefit of any such Lending Installation. Each Lender and LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Revolving Loans will be made by it or Facility LCs will be issued by it and for whose account Revolving Loan payments or payments with respect to Facility LCs are to be made. In addition, each such Lender that books its Revolving Loans and its participation in any LC Obligations at any Lending Installation and each LC Issuer that books the Facility LCs issued by it at any Lending Installation as provided in this Section 2.17, (i) shall keep a register for the registration relating to each such Revolving Loan, LC Obligation and Facility LC, as applicable, specifying such Lending Installation's name, address and entitlement to payments of principal and interest or any other payments with respect to such Revolving Loan, LC Obligation and Facility LC, as applicable, and each transfer thereof and the name and address of each transferee and (ii) shall collect, prior to the time such Lending Installation receives payment with respect to such Revolving Loans, LC Obligations and Facility LCs, as applicable as the case may be, from each such Lending Installation, the appropriate forms, certificates, and statements described in Section 3.5 (and updated as required by Section 3.5) as if Lending Installation were a Lender under Section 3.5.

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

     2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Revolving Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Revolving Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Loan.

     2.19.    REPLACEMENT OF LENDER. If (i) the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3, (ii) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (iii) any Lender refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement requiring the consent of all Lenders (or all affected Lenders) pursuant to Section 8.2 and the same have been approved by the Required Lenders, or (iv) any Lender defaults on its obligation to make available its Pro Rata Share of any Advance or to fund its Pro Rata Share of any unreimbursed payment as required by this Agreement (or such Lender has notified the Borrower and the Agent in writing that it does not intend to comply with is obligations under this Agreement) (any Lender in clauses (i) through (iv) above being an "Affected Lender"), the Borrower may elect to terminate or replace the Commitment of such Affected Lender, PROVIDED that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement unless the same shall be waived in connection with such termination or replacement, and PROVIDED FURTHER that, concurrently with such termination or replacement, (a) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Outstanding Credit Exposure of such Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of such Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, (b) in the case of replacement, the replacement Lender shall pay to the Affected Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Credit Exposure of such Affected Lender and (2) an amount equal to all accrued but unpaid fees owing to such Affected Lender under this Agreement, and, to the extent not paid by the purchasing Lender, the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (x) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (y) an amount, if any, equal to the payment which

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

would have been due to such Affected Lender on the day of such replacement under
Section 3.4 had the Revolving Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing Lender, and (c) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest to an including the date of termination on, all outstanding Credit Exposure of such Affected Lender PLUS (2) an amount equal to all accrued but unpaid fees to an including the date of termination owing to such Affected Lender under this Agreement PLUS (3) all amounts due to such Affected Lender under Sections 3.1,
3.2 and 3.5 and any amount due to such Affected Lender under Section 3.4.

     2.20.    FACILITY LCs.

              2.20.1  ISSUANCE; TRANSITIONAL FACILITY LCs.

                      (a) ISSUANCE. The LC Issuers hereby agree, on the terms and conditions set forth in this Agreement, to issue standby letters of credit in Dollars (each, together with the letters of credit deemed issued by the LC Issuers hereunder pursuant to
              Section 2.20.1(b), a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action, a "Modification"), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request of the Borrower; PROVIDED that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $90,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; PROVIDED that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one year periods (which, subject to the next succeeding proviso, may extend beyond the date referred to in CLAUSE (x) above); PROVIDED, HOWEVER, that, subject to the terms of Section 2.20.11, on or before the 10th day prior to the Facility Termination Date the Borrower may request and the LC Issuers hereby agree to issue Facility LCs with (or to Modify Facility LCs to have) an expiry date on or after the Facility Termination Date but not later than the twelve-month anniversary of the Facility Termination Date.

                      (b) TRANSITIONAL PROVISION. SCHEDULE 2.20 contains a schedule of certain letters of credit issued for the account of the Borrower prior to the Closing Date. Subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, from and after the Closing Date such letters of credit shall be deemed to be Facility LCs issued pursuant to this Section 2.20.

              2.20.2 PARTICIPATIONS. On the Closing Date, with respect to the Facility LCs identified on Schedule 2.20, and upon the issuance or Modification by the applicable LC Issuer of a Facility LC in accordance with this Section 2.20, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

              2.20.3 NOTICE. Subject to Section 2.20.1, the Borrower shall give the applicable LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the proposed date of issuance or Modification of each Facility LC (or such shorter period as shall be agreed to by the Borrower, the Agent and the LC Issuer), specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. The applicable LC Issuer shall promptly notify the Agent, and, upon issuance only, the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

              2.20.4 LC FEES. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn amount under such Facility LC, such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to each LC Issuer for its own account (x) in arrears on each Payment Date, a per annum fronting fee in an amount agreed upon between the Borrower and such LC Issuer MULTIPLIED BY the average daily undrawn amount under such Facility LC, and (y) documentary and processing charges in connection with the issuance, or Modification cancellation, negotiation, or transfer of, and draws under Facility LCs in accordance with the applicable LC Issuer's standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.20.4 shall constitute an "LC Fee".

              2.20.5 ADMINISTRATION; REIMBURSEMENT BY LENDERS. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date to such beneficiary (the "LC Payment Date"); PROVIDED, HOWEVER, that the failure of such LC Issuer to so notify the Borrower shall not in any manner affect the obligations of the Borrower to reimburse such LC Issuer pursuant to section 2.20.6. The responsibility of each LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility

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

     LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued by such LC Issuer as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the applicable LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by such LC Issuer to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, PLUS (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the applicable LC Issuer's demand for such reimbursement (or, if such demand is made after 12:00 noon (Chicago time) on such date, from the next succeeding Business
     Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances. In the case of each LC Issuer that has received any payments from any Lender pursuant to this
     Section 2.20.5, each such LC Issuer (i) shall keep a register for the registration relating to each such Reimbursement Obligation, specifying such participating Lender's name, address and entitlement to payments with respect to such participating Lender's share of the principal amount of any Reimbursement Obligation and interest thereon with respect to its respective participations, and each transfer thereof and the name and address of each transferee and (ii) shall collect, prior to the time such participating Lender receives payment with respect to such participation, from each such participating Lender the appropriate forms, certificates, and statements described in Section 3.5 (and updated as required by Section 3.5) as if such participating Lender were a Lender under
     Section 3.5.

              2.20.6 REIMBURSEMENT BY BORROWER. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuers on or before the first Business Day after the applicable LC Payment Date (the "LC Reimbursement Date") for any amounts paid by any LC Issuer upon any drawing under any Facility LC issued by such LC Issuer, without presentment, demand, protest or other formalities of any kind; PROVIDED that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the applicable LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Unless the Borrower shall have otherwise notified the Agent and the applicable LC Issuer prior to 12:00 noon (Chicago time) on the LC Reimbursement Date with respect to any Facility LC, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of such LC Reimbursement Date, equal in amount to the amount of the unpaid Reimbursement Obligations with respect to such Facility LC. Subject to the satisfaction of the applicable conditions precedent set forth in
     Article IV, such Revolving Loans shall be made as of the LC Reimbursement Date automatically and without notice. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which

     Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on applicable LC Reimbursement Date and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Reimbursement Date and (y) the sum of 2% PLUS the rate applicable to Floating Rate Advances for such day if such day falls after such LC Reimbursement Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.20.5.

              2.20.7 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

              2.20.8 ACTIONS OF LC ISSUERS. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

              2.20.9 INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, reasonable costs or expenses which such Lender, such LC Issuer or the Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, reasonable costs or expenses which any LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; PROVIDED that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (x) caused by the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by such LC Issuer complied with the terms of such Facility LC or (y) caused by any LC Issuer's failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, or (z) with respect to taxes and amounts relating thereto (payments with respect to which shall be governed solely and exclusively by
     Section 3.5). Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

              2.20.10 LENDERS' INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the applicable LC Issuer's failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

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

              2.20.11 FACILITY LC COLLATERAL ACCOUNT. The Borrower agrees that it will, upon the reasonable request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuers or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
     Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in Cash Equivalent Investments as directed by the Borrower (in the absence of a Default). On or before the 10th day prior to the Facility Termination Date, the Borrower shall pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to 1.05 MULTIPLIED BY the aggregate amount of the outstanding LC Obligations in respect of Facility LCs with an expiry date on or after the Facility Termination Date. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

              2.20.12 RIGHTS AS A LENDER. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

     2.21. INCREASE OF AGGREGATE COMMITMENT. Subject to Section 2.5 and the other terms and conditions of this Agreement, at any time prior to the Facility Termination Date, the Borrower may, on the terms set forth below, request that
(a) the Aggregate Commitment hereunder be increased by an amount up to $100,000,000 and/or (b) term loans be issued hereunder (such term loans being "Term Loans") on terms and conditions (including, without limitation, pricing, amortization, prepayment and related interest rate hedging) reasonably acceptable to the Agent in an aggregate principal amount up to $100,000,000; PROVIDED, HOWEVER, that (i) no such increase shall cause the Aggregate Commitment plus all Term Loans to exceed (x) $325,000,000 MINUS (y) any reduction in the Commitments under Sections 2.2 or 2.5.2 and all theretofore scheduled principal payments or prepayments in respect of any Term Loans, (ii) an increase in the Aggregate Commitment or issuance of Term Loans hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing or would result therefrom and (iii) no Lender's Commitment shall be increased, nor shall any Lender have any commitment to make any Term Loan, under this Section 2.21 without its consent. In the event of such a requested increase in the Aggregate Commitment or issuance of Term Loans, any financial institution which the Borrower and the Agent invite to become a Lender or to increase its Commitment or issue such Term Loans may set the amount of its Commitment or Term Loan, as applicable, at a level agreed to by the Borrower and the Agent. In the event that the Borrower and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the Aggregate Commitment and/or issuance of Term Loans

(i) the Borrower, the Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment or Term Loan shall enter into an amendment to this Agreement setting forth the amounts of the Commitments and Term Loans, as applicable, as so increased, providing that the financial institutions extending new Commitments or Term Loans shall be Lenders for all purposes under this Agreement, and setting forth such additional provisions as the Agent shall consider reasonably appropriate and (ii) the Borrower shall furnish, if requested, a new Note to each financial institution that is extending a new Commitment or Term Loan or increasing its Commitment. No such amendment shall require the approval or consent of any Lender whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the financial institutions that are extending new Commitments and/or making Term Loans (including, without limitation, the Agent administering the reallocation of any outstanding Revolving Loans ratably among the Lenders with Commitments after giving effect to each such increase in the Aggregate Commitment, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Borrower), this Agreement shall be deemed to be amended accordingly. All such additional Commitments and Term Loans shall be secured equally and ratably with the other Loans hereunder.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

     3.1. YIELD PROTECTION. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (ii) imposes any other condition the result of which is to increase the cost to any Lender, any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, in each case, by an amount deemed material by such Lender or such LC Issuer, as applicable, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation or LC Issuer in connection with such Eurodollar Loans or Commitment, or Facility LCs (including participations therein), but in all events, excluding any increase in cost or reduction in return with respect to taxes and amounts relating thereto (payment with respect to which shall be governed solely and exclusively by Section 3.5), then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or LC Issuer for such increased cost or reduction in amount received.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or any LC Issuer determines the amount of capital required or expected to be maintained by such Lender or such LC Issuer, any Lending Installation of such Lender or such LC Issuer or any corporation controlling such Lender or such LC Issuer is increased by a material amount as a result of a Change, but excluding any adoption, change or interpretation or administration or compliance with respect to taxes and amounts relating thereto (payment with respect to which shall be governed solely and exclusively by Section 3.5), then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or such LC Issuer, the Borrower shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Revolving Loans and issue or participate in Facility LCs, as applicable, hereunder (after taking into account such Lender's or such LC Issuer's policies as to capital adequacy). In determining such additional amounts, each Lender will act reasonably and in good faith and will use allocation and attribution methods which are reasonable. "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, or change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any LC Issuer or any Lending Installation or any corporation controlling any Lender or any LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

     3.3. AVAILABILITY OF TYPES OF ADVANCES. If (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) prior to the commencement of any Interest Period with respect to a Eurodollar Loan the Required

Lenders determine that (i) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (ii) no reasonable basis exists for determining the Eurodollar Base Rate, then such Lender shall promptly give notice to the Borrower and the Agent (by telephone, promptly confirmed in writing) and thereafter, the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4 until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such initial notice no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower.

     3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any reasonable loss or cost incurred by it resulting therefrom, including, without limitation, any reasonable loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance, but excluding any loss or cost relating to taxes and amounts relating thereto (payment with respect to which shall be governed solely and exclusively by Section 3.5).

     3.5. TAXES. (i) Except as provided in this Section 3.5, all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within 30 days after such payment is made.

     (ii) In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note, any Facility LC Application, or any other Loan Document ("Other Taxes").

     (iii) The Borrower shall indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Credit Extensions made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to
              Section 3.6.

     (iv) Each Lender and the Agent that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code for United States federal income tax purposes) (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor forms, certifying in either case that such Non-U.S. Lender is entitled to receive payments under this Agreement or under any Note without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent and the Borrower two (2) duly completed copies of a United States Internal Revenue Service Form W-8IMY or successor form together with the applicable accompanying duly completed copies of United States Internal Revenue Service applicable Forms W-8 or W-9 or successor forms, as the case may be, in each case establishing that each beneficial owner of the payments to be made under this Agreement or any Note is entitled to receive payments under this Agreement or any Note without deduction or withholding of any United States federal income taxes, and applicable withholding statements, or
              (iii) any other applicable form, certificate or document specifically requested by the Borrower or the Agent and prescribed by the United States Internal Revenue Service establishing as to such Lender's, the Agent's or such beneficial owner's, as the case may be, entitlement to such exemption from United States withholding tax with respect to all payments to be made hereunder or under any Note. Each Lender and the Agent that is United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (other than each such Lender and the Agent, as the case may be, that is treated as an exempt recipient based on the indicators described in U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii)) shall deliver at the time(s) and in the manner(s) described above with respect to the other Internal Revenue Service Forms, to the Borrower and the Agent, two (2) accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form) certifying that such person is exempt from United States backup withholding tax on payments made hereunder or on any Note. Each Lender and the Agent further undertakes to deliver to each of the Borrower and the Agent renewals or additional copies of such form (or any successor form) (x) on or before the date that such form expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, and (z) from time to time upon reasonable request by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender, the Agent or such applicable beneficial owner, as the case may be, is entitled to receive payments under this Agreement or under any Note without deduction or withholding of any United States federal income taxes, and in the case where such Lender has delivered a Form W-8IMY (or successor form), such Lender delivers all forms or amendments, including duly completed United States Internal Revenue Service applicable Forms W-8s or W-9s (or successor forms), in each case establishing that each beneficial owner of the payments to be made under this Agreement or any Note is entitled to receive payments under this Agreement or any Note without deduction or withholding of any United States federal income taxes, and applicable withholding statements, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender, the Agent or such applicable beneficial owner, as the case may be, from duly completing and delivering any such form or amendment with respect to it and such applicable beneficial owner and such Lender or the Agent, as the case may be, advises the Borrower and the Agent that it and such applicable beneficial owner is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Lender or the Agent has failed to provide the Borrower and the Agent with an appropriate form referred to in clause (iv) above in each case establishing that the Agent or such Lender, and in the case where such Lender has delivered a Form W-8IMY (or successor form), each beneficial owner of the payments to be made under this Agreement or any Note, is entitled to receive payments under this Agreement or any Note without deduction or withholding of any United States Federal income taxes (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Lender or the Agent, as applicable, shall not be entitled to any increase in payments or to indemnification under this Section 3.5 with respect to Taxes imposed by the United States as a result of such failure; PROVIDED that, should a Lender or the Agent, as the case may be, which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (vi) Any Lender or Agent that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. For any period during which a Lender or the Agent, as applicable, has failed to provide the Borrower and the Agent with such properly completed and executed documentation, such Lender or the Agent, as applicable, shall not be entitled to any increase in payments or to indemnification under this Section 3.5.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender or beneficial owner (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent and the Borrower of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender or beneficial owner shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees of attorneys for the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     (viii) If any Lender or the Agent determines that it has actually received any refund of Taxes paid by the Borrower for such Lender or the Agent pursuant to this Section 3.5, such Lender or the Agent shall reimburse the Borrower in an amount equal to such refund, after tax, and net of all expenses incurred by such Lender or Agent in connection with such refund.

     3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. Each Lender shall notify the Borrower of any event occurring after the Closing Date entitling such Lender to compensation under Section 3.1, 3.2, 3.4 or 3.5 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable under Sections 3.1, 3.2, 3.4 or 3.5 in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice. Together with each notice required by the previous sentence, any Lender requesting compensation shall deliver a certificate of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under
Section 3.1, 3.2, 3.4 or 3.5. Such written certificate shall (i) set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error and (ii) set forth that it is the policy or general practice of such Lender to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Revolving Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written certificate of any Lender shall be payable within fifteen (15) days after receipt by the Borrower of such written certificate. The obligations of the Borrower under Sections 3.1, 3.2,
3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. ALTERNATIVE LENDING INSTALLATION. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, reasonably disadvantageous to such Lender. A Lender's designation of an alternative Lending Installation shall not affect the Borrower's rights under Section 2.19 to replace a Lender.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. EFFECTIVENESS OF COMMITMENTS. This Agreement shall not become effective, nor shall any Lender be required to make any Credit Extension hereunder, unless all legal matters incident to the making of the initial Credit Extension shall be satisfactory to the Lenders and their counsel and on or before June 30, 2003 the following conditions precedent have been satisfied or waived by the Required Lenders and the Borrower has furnished to the Agent with sufficient copies for the Lenders:

              4.1.1 Copies of the articles or certificate of incorporation (or the equivalent thereof) of each Credit Party, in each case, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization.

              4.1.2 Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party, in each case, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Credit Party is a party.

              4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each such Credit Party authorized to sign the Loan Documents to which it is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Credit Party.

              4.1.4 A certificate reasonably acceptable to the Agent, signed by the chief financial officer of the Parent, stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date and (c) except as disclosed in the Identified Disclosure Documents, no material adverse change in the business, condition (financial or otherwise), operations, Properties or prospects of the Parent and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole, has occurred since December 31, 2001.

              4.1.5 An initial compliance certificate, dated as of the Closing Date and reflecting calculations as of December 31, 2002, in substantially the form of Exhibit B hereto.

              4.1.6 Written opinions of the Credit Parties' US counsel, in form and substance reasonably satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A hereto.

              4.1.7 Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender or its registered assigns.

              4.1.8 Evidence satisfactory to the Agent that the Existing Credit Agreement shall have been or shall simultaneously on the Closing Date be terminated (except for those provisions that expressly survive the termination thereof), all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been, or shall simultaneously with the initial Advance hereunder, be paid in full, and all liens and security interests granted in connection therewith shall have been or shall simultaneously on the Closing Date be terminated.

              4.1.9 A certificate of value, solvency and other appropriate factual information in form and substance reasonably satisfactory to the Agent and Arranger from the chief financial officer or treasurer of the Parent (on behalf of the Parent and its Subsidiaries) in his or her representative capacity supporting the conclusions that as of the initial Credit Extension Date the Parent and its Subsidiaries on a consolidated basis are Solvent and will be Solvent subsequent to incurring the Indebtedness contemplated under the Loan Documents.

              4.1.10 Evidence satisfactory to the Agent that the Borrower has paid to the Agent and the Arranger the fees agreed to in the fee letter dated February 10, 2003, among the Agent, the Arranger and the Borrower.

              4.1.11 Such other documents as any Lender or its counsel may have reasonably requested, including, without limitation, those documents set forth in Exhibit F hereto.

     4.2. EACH CREDIT EXTENSION. The Lenders shall not (except as otherwise set forth in Section 2.4.4 with respect to Revolving Loans extended for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

              4.2.1   There exists no Default or Unmatured Default.

              4.2.2 The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

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     Each Borrowing Notice, request for issuance of a Facility LC or Swing Line
Borrowing Notice, as the case may be, or request for issuance of a Facility LC, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and
4.2.2 have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Each of the Parent and the Borrower represents and warrants to each Lender and the Agent as of each of (i) the Closing Date, (ii) the date of the initial Credit Extension hereunder (if different from the Closing Date) and (iii) each date as required by Section 4.2:

     5.1.     EXISTENCE AND STANDING. Each of the Parent and its Subsidiaries
(i) is a corporation, partnership (in the case of Subsidiaries other than the Borrower only) or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its Property and (iii) is qualified to do business and is in good standing (to the extent such concept applies to such entity) in all jurisdictions where the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

     5.2. AUTHORIZATION AND VALIDITY. Each Credit Party has the requisite corporate, partnership or limited liability company, as the case may be, power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by requisite corporate, partnership or limited liability company, as the case may be, proceedings, and the Loan Documents to which each Credit Party is a party constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by any Credit Party of the Loan Documents to which it is a party, nor the consummation by such Credit Party of the transactions therein contemplated, nor compliance by such Credit Party with the provisions thereof will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party or (ii) such Credit Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture or material instrument or agreement to which such Credit Party is a party or is subject, or by which it, or its Property, may be bound or affected, or conflict with, or constitute a default under, or result in or require, the creation or imposition of any Lien in, of or on the Property of such Credit Party pursuant to the terms of any such indenture or material instrument or agreement (other than any Lien of the Agent on behalf of the Holders of Secured Obligations). Other than the filing of UCC financing statements and intellectual property-related filings in the applicable filing offices to perfect the Liens of the Agent in favor of the Holders of Secured Obligations granted pursuant to the Loan Documents, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Credit Party, is required to be obtained by such Credit Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Credit Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents except where the failure to so make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.4. FINANCIAL STATEMENTS. The December 31, 2001 consolidated financial statements of the Parent and its Subsidiaries heretofore delivered to the Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Parent and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. MATERIAL ADVERSE CHANGE. Since December 31, 2001, except as disclosed in the Identified Disclosure Documents, there has been no change in the business, condition (financial or otherwise), operations, Properties or prospects of the Parent and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole, which would reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The Parent, the Borrower and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes shown to be due thereon or pursuant to any assessment received by the Parent, the Borrower or any Subsidiaries, except in respect of such taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.15.1) or (ii) as to which the failure to file such return or pay such taxes would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the United States income tax returns of the Parent, the Borrower and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1998, and, as of the Closing Date, no Liens have been filed and no claims are being asserted with respect to such taxes shown to be due on such returns. The charges, accruals and reserves on the books of the Parent, the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate under Agreement Accounting Principles.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against the Parent, the Borrower or any Subsidiaries which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Revolving Loans. As of December 31, 2001, other than any liability incident to any litigation, arbitration or proceeding which would not reasonably be expected to have a Material Adverse Effect, none of the Parent, the Borrower or any Subsidiary had any contingent obligations required to be reflected on the Parent's consolidated balance sheet in accordance with generally accepted accounting principles, and not provided for or disclosed in the financial statements referred to in Section 5.4, in an aggregate amount in excess of $10,000,000.

     5.8. SUBSIDIARIES. Schedule 5.8 contains an accurate list of all Subsidiaries of the Parent as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Parent or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. During the twelve consecutive month period prior to the Closing Date, the date of the initial Credit Extension and the date of any subsequent Credit Extension, (i) no formal step has been taken to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA and (ii) no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. During the twelve consecutive month period prior to the Closing Date, the date of the initial Credit Extension and the date of any subsequent Credit Extension, neither the Parent nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, pursuant to Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans that would reasonably be expected to exceed in the aggregate $20,000,000. Each Plan complies with all applicable requirements of law and regulations except with respect to non-compliance that would not reasonably be expected to have a Material Adverse Effect. During the twelve consecutive month period prior to the Closing Date, the date of the initial Credit Extension and the date of any subsequent Credit Extension, neither the Parent nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and, to the knowledge of the Parent, no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan which withdrawal, reorganization or termination would reasonably be expected to exceed in the aggregate $20,000,000.

     5.10. ACCURACY OF INFORMATION. The written information, exhibits or reports furnished by the Parent, the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents (other than projected and pro forma information), considered as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading. The projected and pro forma financial information furnished by or on behalf of the Parent, the Borrower or any Subsidiary to the Agent or any Lender in connection with the negotiation of, or compliance with, the Loan Documents, were prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.11. REGULATION U. Neither the Parent, the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Parent, the Borrower and the Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.

     5.12. COMPLIANCE WITH LAWS. The Parent, the Borrower and the Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except to the extent any failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.13. OWNERSHIP OF PROPERTIES. The Parent, the Borrower and the Subsidiaries have good title, free of all Liens other than those permitted by
Section 6.15, to all of the assets reflected in the Parent's most recent consolidated financial statements provided to the Agent, as owned by the Parent, the Borrower and the Subsidiaries except (i) assets sold or otherwise transferred as permitted under Section 6.12 and (ii) to the extent the failure to hold such title would not reasonably be expected to have a Material Adverse Effect.

     5.14. PLAN ASSETS; PROHIBITED TRANSACTIONS. None of the Credit Parties is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R.
Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of
Section 4975 of the Code), and assuming the accuracy of the representations and warranties made in Section 9.12 and in any assignment made pursuant to
Section 12.3.3, neither the execution of this Agreement nor the making of Revolving Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.15. ENVIRONMENTAL MATTERS. To the knowledge of the Borrower, no facts, circumstances or conditions currently exist with respect to the Parent and its Subsidiaries that would reasonably be expected to result in the Parent or such Subsidiary incurring liability under Environmental Law that would reasonably be expected to have a Material Adverse Effect. Neither the Parent, the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.

     5.16. INVESTMENT COMPANY ACT. Neither the Parent, the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.17. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Parent, the Borrower nor any Subsidiary is a "holding company", or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.18. INSURANCE. The Parent maintains, and has caused the Borrower and each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice for Persons engaged in the same or similar business and which are similarly situated to the Borrower.

     5.19. SOLVENCY. After giving effect to (i) the Credit Extensions to be made on the Closing Date or such other date as Credit Extensions requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Loan Documents, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Parent and its Subsidiaries taken as a whole are Solvent.

     5.20. COLLATERAL DOCUMENTS. The Collateral Documents create, as security for the obligations purported to be secured thereby, a valid and enforceable interest in and Lien on all of the Properties covered thereby in favor of the Agent, and upon the filing of any financing statements, notices or mortgages contemplated thereby in the offices specified therein, such Liens shall be superior to and prior to the right of all third Persons (other than Liens permitted under Section 6.15, PROVIDED that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 (other than Permitted Priority Liens)) and subject to no other Liens (other than Liens permitted under Section 6.15).

     5.21. NO DEFAULT OR UNMATURED DEFAULT. No Default or Unmatured Default has occurred and is continuing.

                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Parent and the Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and the Borrower will furnish to the Agent (which shall furnish copies to the Lenders via IntraLinks or other similar password protected, restricted internet site):

              6.1.1 Within 90 days after the close of each of the Parent's fiscal years (commencing with the fiscal year ending December 31, 2003), financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit opinion, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the

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     Required Lenders and (b) a certificate of said accountants that, in the course of their examination necessary for their opinion, they have obtained no knowledge of any Default under any of Sections 6.21 through 6.24 insofar as such Sections relate to accounting matters, or if, in the opinion of such accountants, any Default shall exist, stating the nature and status thereof.

              6.1.2 Within 45 days after the close of the first three (3) quarterly periods of each of the Parent's fiscal years, for the Parent and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, in all material respects, compliance with Agreement Accounting Principles by its chief financial officer, controller or treasurer.

              6.1.3 Together with (i) the financial statements required under Sections 6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer, controller or treasurer showing the calculations necessary to determine compliance with this Agreement, which certificate shall also state that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and (ii) each compliance certificate described in clause (i) relating to the financial statements required under
     Section 6.1.1, supplements to the schedules to the Security Agreement and the Intellectual Property Security Agreements reflecting any matter hereafter arising which, if existing or occurring at the Closing Date, would have been required to be set forth on the schedules delivered as of the Closing Date, PROVIDED that notwithstanding that any such supplement may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the material breach of any representation or warranty, such supplement shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Agent and the requisite number of Lenders under Section 8.2, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein, and any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

              6.1.4 Within 60 days after the close of each of the Parent's fiscal years, a copy of the plan and forecast consisting of a projected balance sheet, income statements and cash flow statements, and any narrative prepared with respect thereto, of the Parent and its Subsidiaries for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

              6.1.5 Within 270 days after the close of each fiscal year of the Parent, if applicable, a copy of the actuarial report showing the funding status of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

              6.1.6   As soon as possible and in any event within 10 days after
     (i) the inception of any formal step to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA, (ii) a contribution failure with respect to any Plan sufficient to give rise to a Lien under
     Section 302(f) of ERISA, or (iii) the making of any application under
     Section 303 of ERISA for the waiver of the minimum funding requirements under Section 302(a) of ERISA, notice of any such event and the action which the Parent proposes to take with respect thereto.

              6.1.7 As soon as possible and in any event within 10 days after receipt by the Parent, the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that the Parent, the Borrower or any Subsidiary is or may be liable to any Person as a result of the release by the Parent, the Borrower, any Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any Environmental Law by the Parent, the Borrower or any Subsidiary, which, in either case, would reasonably be expected to have a Material Adverse Effect.

              6.1.8 Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent, the Borrower or any Subsidiary publicly files with the SEC.

              6.1.9 On or before April 1, 2003, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries for the fiscal year ending December 31, 2002, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by an audit opinion, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders.

              6.1.10 Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Parent and the Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including, without limitation, for working capital, Permitted Acquisitions, repayment of Indebtedness outstanding under the Existing Credit Agreement and the Senior Subordinated Notes, Permitted Share Repurchases and to pay fees and expenses incurred in connection with this Agreement. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X.

     6.3. NOTICE OF DEFAULT. Within five (5) Business Days after an Authorized Officer becomes aware thereof, the Borrower will give notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

     6.4. CONDUCT OF BUSINESS. The Parent and the Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as conducted by the Parent or its Subsidiaries as of the Closing Date and those reasonably related thereto and reasonable extensions thereof, and do all things necessary (subject to Section 6.11) to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and remain qualified to do business and remain in good standing (to the extent such concept applies to such entity) in all jurisdictions where the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

     6.5. TAXES. The Parent and the Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and with respect to which no Lien exists or (ii) those taxes, assessments, charges and levies which by reason of the amount involved or the remedies available to the applicable taxing authority would not reasonably be expected to have a Material Adverse Effect.

     6.6. INSURANCE. The Parent and the Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such properties and risks as is consistent with sound business practice for Persons engaged in the same or similar business and which similarly situated to the Borrower, and the Borrower will furnish to the Agent upon request full information as to the insurance carried. The Borrower shall deliver to the Agent endorsements in form and substance acceptable to the Agent (x) to all policies covering risk of loss or damage to tangible property of the Parent, the Borrower and each Guarantor naming the Agent as loss payee and (y) to all general liability and other liability policies naming the Agent as an additional insured. In the event the Parent, the Borrower or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     6.7. COMPLIANCE WITH LAWS. The Parent and the Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and Section 302 and
Section 906 of the Sarbanes-Oxley Act of 2002, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     6.8. MAINTENANCE OF PROPERTIES. Subject to Section 6.12, the Parent and the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition (ordinary wear and tear and casualty excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     6.9. INSPECTION; KEEPING OF BOOKS AND RECORDS. The Parent and the Borrower will, and will cause each Subsidiary to, permit upon two (2) Business Days' prior written notice to the Borrower (except when a Default or Unmatured Default has occurred and is continuing, in which case no prior notice will be required) the Agent and the Lenders (after notice to and coordination with, the Agent), by their respective representatives and agents, to inspect any of the Property, books and financial records of the Parent, the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent, the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Parent, the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The exercise of the rights under the preceding sentence (i) by or on behalf of any Lender shall, unless occurring at a time when a Default or Unmatured Default shall be continuing, be at such Lender's expense and (ii) by or on behalf of the Agent, other than the first such inspection occurring during any calendar year or any inspections occurring at a time when a Default or Unmatured Default is continuing, shall be at the Agent's expense; all other such inspections shall be at the Borrower's expense. The Parent and the Borrower shall keep and maintain, and cause each of the Subsidiaries to keep and maintain, in all material respects, complete, accurate and proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Parent and the Borrower, upon the Agent's request, shall turn over copies of any such records to the Agent or its representatives.

     6.10. DIVIDENDS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, declare or pay any dividend or make any distribution on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary of the Borrower may declare and pay dividends or make distributions to the Borrower or to any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary may pay dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such dividends receives at least its proportionate share thereof, (iii) the Borrower may declare or make any dividend of the capital stock of TOPCO to the Parent, (iv) the Borrower may declare and make dividends or distributions to the Parent to enable the Parent to, and the Parent may (a) pay any income, franchise or like taxes, (b) pay its operating expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not exceeding $2,000,000 in any fiscal year and (c) so long as no Default or Unmatured Default shall be continuing or result therefrom, repurchase its common stock and warrants and/or redeem or repurchase vested management options, in each case, from directors, officers and employees of the Parent and its Subsidiaries, and (v) so long as no Default or Unmatured Default shall be continuing or result therefrom, the Borrower make distributions to the Parent and the Parent may redeem, repurchase, acquire or retire an amount of its capital stock in the aggregate, calculated as of the date such distribution is made, up to the greater of (a) $50,000,000 and
(b) an amount equal to (x) $50,000,000 PLUS (y) 25% of Consolidated Net Income (or MINUS 25% of any loss) in

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each fiscal quarter beginning with the fiscal quarter ending June 30, 2003; all such permitted amounts actually paid under this clause (v) during any period being the "Permitted Share Repurchase Amount" for such period.

     6.11. MERGER. The Parent and the Borrower will not, nor will they permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

              6.11.1 A Guarantor may merge into (i) the Borrower, PROVIDED the Borrower shall be the continuing or surviving corporation, or (ii) another Guarantor or any other Person that becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

              6.11.2 A Subsidiary that is not a Guarantor and not required to be a Guarantor may merge or consolidate with or into any other Person; PROVIDED, HOWEVER, that if the equity interests of such Subsidiary have been pledged to the Agent as Collateral, then such merger or consolidation shall not be permitted unless such Subsidiary is the surviving entity of such merger or consolidation or the equity interest of the surviving entity have been pledged to the Agent as Collateral or such merger or consolidation is approved in writing by the Agent prior to the consummation thereof.

              6.11.3 The Borrower or any Subsidiary of the Borrower may consummate any merger or consolidation in connection with any Permitted Acquisition; PROVIDED that in any such merger or consolidation to which the Borrower is a party, the Borrower shall be the continuing or surviving corporation.

     6.12. SALE OF ASSETS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person, except:

              6.12.1  Sales of inventory in the ordinary course of business.

              6.12.2 A disposition of assets (i) by the Parent or any Subsidiary to any Credit Party, (ii) by a Subsidiary that is not a Guarantor and not required to be a Guarantor to any other Subsidiary, (iii) subject to Section 6.26, by any Credit Party to any Foreign Subsidiary and
     (iv) subject to Section 6.27, by any Credit Party to TOPCO.

              6.12.3 A disposition of (i) obsolete property, property no longer used in the business of the Parent, the Borrower or any Subsidiary or other assets in the ordinary course of business of the Parent, the Borrower or any Subsidiary and (ii) the properties identified on Schedule 6.12.

              6.12.4 A disposition of assets for an aggregate purchase price of up to $225,000,000 at any one time outstanding pursuant to, and in accordance with, Receivables Purchase Facilities unless (a) a Default has occurred and is continuing under Sections 7.6 or 7.7, or (b) the Agent shall have given written notice to the Borrower prohibiting dispositions under this Section 6.12 following the occurrence of a Default under clauses
     (i), (ii) or, solely with respect to interest, (iii) of Section 7.2.

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              6.12.5  Transfers of condemned Property to the respective
     governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and the transfer of Properties that have been subject to a casualty to the respective insurer (or its designee) of such Property as part of an insurance settlement.

              6.12.6 The license or sublicense of software, trademarks, and other intellectual property which do not materially interfere with the business of the Parent and its Subsidiaries, taken as a whole.

              6.12.7 Consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business of the Parent and its Subsidiaries, taken as a whole.

              6.12.8 The discount or sale, in each case without recourse and in the ordinary course of business, of receivables more than 90 days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables).

              6.12.9 Leases or subleases or licenses of real property to other Persons not materially interfering with the business of the Parent and its Subsidiaries, taken as a whole.

              6.12.10 Leases, sales or other dispositions of its Property that
     (i) are for consideration consisting at least seventy-five percent (75%) of cash, (ii) are for not less than fair market value, and (iii) together with all other Property of the Parent, the Borrower and the Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 6.12) as permitted by this Section 6.12.10 during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not exceed $30,000,000 in the aggregate.

     6.13. INVESTMENTS AND ACQUISITIONS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

              6.13.1  Cash and Cash Equivalent Investments.

              6.13.2 Existing Investments in Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 6.13 and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended as determined as of such date of renewal or extension.

              6.13.3 Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

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              6.13.4  Investments consisting of intercompany loans permitted under Section 6.14.6.

              6.13.5 Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "Permitted Acquisition"):

     (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition;

     (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired;

     (iii) the business to be acquired in such Acquisition is similar or reasonably related to one or more of the lines of business in which the Parent, the Borrower and the Subsidiaries are engaged on the Closing Date;

     (iv) as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

     (v) the Purchase Price for each such Acquisition together with the Purchase Price of all other Permitted Acquisitions shall not exceed an amount equal to (a) $125,000,000 during any period of twelve consecutive months; and (b) $350,000,000 during the period beginning on the Closing Date and ending on the Facility Termination Date;

     (vi) with respect to each Permitted Acquisition with respect to which the Purchase Price shall be greater than $50,000,000, not less than ten (10) days prior to the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Parent and the Subsidiaries (the "Acquisition Pro Forma"), based on the Parent's most recent financial statements delivered pursuant to Section 6.1 and taking into account such Permitted Acquisition (including, for purposes of Consolidated EBITDA, factually supportable and identifiable costs savings and expenses), the funding of all Credit Extensions in connection therewith (and the use of the proceeds thereof) and the repayment of any Indebtedness in connection with such Permitted Acquisition, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Parent would have been in compliance with the financial covenants set forth in Sections 6.21 through 6.23, inclusive, for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Agent pursuant to
              Section 6.1.3 prior to the consummation of such Permitted Acquisition (giving effect to each of the adjustments described above as if made on the first day of such period); and

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     (vii)    prior to, or with respect to clauses (A) and (B) below,
              concurrently with, the consummation of, each such Permitted Acquisition, the Borrower shall deliver to the Agent a documentation, information and certification package in form and substance reasonably acceptable to the Agent, including, without limitation;

              (A) in the case of an Acquisition by or of a Domestic Subsidiary, the Collateral Documents necessary for the perfection of a first priority security interest (subject to Liens permitted under Section 6.15, PROVIDED that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Agent under the Loan Documents to any Liens otherwise permitted under
                      Section 6.15 (other than Permitted Priority Liens)) in all of the assets to be acquired or the equity interests and assets of the entity to be acquired, or, in the case of the Acquisition of a Material Foreign Subsidiary, all of the applicable Collateral Documents required by
                      Section 6.25, together with opinions of counsel, if requested by the Agent, in each case in form and substance reasonably acceptable to the Agent;

              (B) a supplement to the Guaranty if the Permitted Acquisition is an Acquisition of equities and the target company would qualify as a Domestic Subsidiary after the Acquisition but will not be merged with the Borrower or any existing Domestic Subsidiary;

              (C) with respect to each Permitted Acquisition the Purchase Price of which shall be greater than $50,000,000, the financial statements of the target entity, if any, delivered by the seller(s) to the purchaser;

              (D) a copy of the acquisition agreement for such Acquisition, together with drafts of the material schedules thereto;

              (E) a copy of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition; and

              (F) such other documents or information as shall be reasonably requested by the Agent or any Lender.

              6.13.6 Investments constituting promissory notes and other non-cash consideration received in connection with any transfer of assets permitted under Section 6.12.10.

              6.13.7 Customer advances not to exceed $10,000,000 at any one time outstanding.

              6.13.8 Extensions of trade credit in the ordinary course of business consistent with the Parent's, the Borrower's and the Subsidiaries' past practices.

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

              6.13.9 Investments constituting Rate Management Transactions permitted under Section 6.17.

              6.13.10 Subject to Section 6.27, additional Investments in TOPCO.

              6.13.11 Subject to Section 6.26, the creation or formation of new Subsidiaries (as opposed to the Acquisition of new Subsidiaries), so long as all applicable requirements under Section 6.25 shall have been, or concurrently therewith are, satisfied.

              6.13.12 Investments constituting expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with Agreement Accounting Principles to the extent otherwise permitted under this Agreement.

              6.13.13 Investments by (i) the Parent and its Subsidiaries in any Credit Party, (ii) any Subsidiary which is not a Guarantor and is not required to be a Guarantor in any other Subsidiary which is not a Guarantor and is not required to be a Guarantor and (iii) subject to Section 6.26, any Credit Party in any Foreign Subsidiary.

              6.13.14 Deposits made in the ordinary course of business and referred to in Sections 6.15.4, 6.15.6 and 6.15.7.

              6.13.15 Investments in connection with any Receivables Purchase Facility permitted under this Agreement.

              6.13.16 Additional Investments in an amount not to exceed $20,000,000 at any one time outstanding.

     6.14. INDEBTEDNESS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

              6.14.1  The Obligations.

              6.14.2  Indebtedness existing on the Closing Date and described in
     Schedule 6.14, and any replacement, renewal, refinancing or extension of any such Indebtedness that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended and (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended.

              6.14.3  Indebtedness arising under Rate Management Transactions;

              6.14.4 Amounts owing under Receivables Purchase Facilities which in the aggregate at any time do not exceed $225,000,000.

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              6.14.5  Secured or unsecured purchase money Indebtedness
     (including Capitalized Leases) incurred by the Parent, the Borrower or any Subsidiary after the Closing Date to finance the acquisition of assets used in its business, if (i) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets (and related services purchased and ancillary expenses incurred in connection therewith) on the date acquired, (ii) such Indebtedness does not exceed $25,000,000 in the aggregate outstanding at any time, and (iii) any Lien securing such Indebtedness is permitted under Section 6.15 (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness").

              6.14.6 Indebtedness arising from intercompany loans and advances made by (i) the Parent or any Subsidiary to any Credit Party, (ii) any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor, (iii) subject to Section 6.26, any Credit Party to any Foreign Subsidiary or (iv) subject to Section 6.27, any Credit Party to TOPCO; PROVIDED that all such Indebtedness shall be expressly subordinated to the Secured Obligations.

              6.14.7 Indebtedness incurred or assumed by the Parent, the Borrower or any Subsidiary in connection with a Permitted Acquisition but not created in contemplation of such event.

              6.14.8 Indebtedness constituting Contingent Obligations otherwise permitted by Section 6.19.

              6.14.9 Indebtedness under (i) performance bonds and surety bonds and (ii) bank overdrafts outstanding for not more than two (2) Business Days, in each case incurred in the ordinary course of business.

              6.14.10 To the extent the same constitutes Indebtedness, obligations in respect of earn-out arrangements permitted pursuant to a Permitted Acquisition.

              6.14.11 Subordinated Indebtedness (including (a) senior subordinated debentures or notes (which may be guaranteed by the Parent and the Borrower's Subsidiaries) issued to finance the Purchase Price of any Permitted Acquisition and (b) Indebtedness of the Borrower and its Subsidiaries owing to the seller in any Permitted Acquisition) in an aggregate outstanding principal amount not to exceed $125,000,000 MINUS the aggregate outstanding principal amount of the Senior Subordinated Notes at any time, so long as (i) no Default or Unmatured Default shall be continuing as of the date of issuance thereof and the Borrower shall have delivered to the Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Parent and the Subsidiaries (the "Debt Incurrence Pro Forma"), based on the Parent's most recent financial statements delivered pursuant to Section 6.1 and taking into account the issuance of such Indebtedness (and the use of the proceeds thereof), and such Debt Incurrence Pro Forma shall reflect that, on a pro forma basis, the Parent would have been in compliance with the financial covenants set forth in Sections 6.21, 6.22 and 6.23 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Agent pursuant to Section 6.1.3 prior to the issuance and use of the proceeds of such

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     Indebtedness (giving effect to the issuance of such Indebtedness (and the use of the proceeds thereof) as if made on the first day of such period) and (ii) such subordinated Indebtedness is unsecured, shall have a maturity date no earlier than the Facility Termination Date, shall not provide for any voluntary or mandatory principal prepayments or amortization prior to the Facility Termination Date, and shall have terms in respect of interest rate, covenants, defaults and subordination reasonably acceptable to the Agent.

              6.14.12 Additional Indebtedness (including Indebtedness arising from agreements with any governmental authority or public subdivision or agency thereof relating to the construction of buildings, and the purchase and installation of equipment, to be used in the business of the Parent and its Subsidiaries) in an aggregate outstanding principal amount not to exceed $40,000,000 at any time.

     6.15. LIENS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Parent, the Borrower or any Subsidiary, except:

              6.15.1  Liens, if any, securing Secured Obligations.

              6.15.2 Liens for taxes, assessments or governmental charges or levies on its Property to the extent non-payment of such taxes is otherwise permitted by this Agreement.

              6.15.3 Liens imposed by law, such as landlords', wage earners', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

              6.15.4 Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

              6.15.5  Liens existing on the Closing Date and described in
     Schedule 6.15.

              6.15.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

              6.15.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

              6.15.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances and minor title imperfections as to real property of the Parent, the Borrower and the Subsidiaries which, in the aggregate, are not material in

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     amount and that do not materially interfere with the ordinary conduct of the business of the Parent, the Borrower or such Subsidiary conducted at the property subject thereto.

              6.15.9 Liens arising by reason of any judgment, decree or order of any court or other governmental authority, but only to the extent and for an amount and for a period not resulting in Default under Section 7.8.

              6.15.10 Liens arising in connection with a Receivables Purchase Facility permitted under Section 6.14.4.

              6.15.11 Liens existing on any specific fixed asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

              6.15.12 Liens on any specific fixed asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; PROVIDED that such Lien attaches to such asset concurrently with or within six (6) months after the acquisition or completion or construction thereof.

              6.15.13 Liens existing on any specific fixed asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any other Subsidiary and not created in contemplation of such event.

              6.15.14 Liens existing on any specific fixed asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; PROVIDED that such Liens do not encumber any other property or assets, other than improvements thereon and proceeds thereof.

              6.15.15 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections 6.15.5 and 6.15.11 through 6.15.14; PROVIDED that (i) such Indebtedness is not secured by any additional assets, other than improvements thereon and proceeds thereof, and (ii) the amount of such Indebtedness secured by any such Lien is not increased.

              6.15.16 Liens securing Permitted Purchase Money Indebtedness; PROVIDED that such Liens shall not apply to any property of the Parent, the Borrower or any Subsidiary other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness other than improvements thereon and proceeds thereof.

              6.15.17 Liens in respect of Capitalized Lease Obligations to the extent permitted hereunder and Liens arising under any equipment, furniture or fixtures leases or Property consignments to the Parent, the Borrower or any Subsidiary for which the filing of a precautionary financing statement is permitted under the Collateral Documents.

              6.15.18 Licenses, leases or subleases granted to others in the ordinary course of business consistent with the Parent's, the Borrower's and the Subsidiaries' past practices

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     that do not materially interfere with the conduct of the business of the
     Parent, the Borrower and the Subsidiaries taken as a whole.

              6.15.19 Statutory and contractual landlords' Liens under leases to which the Parent, the Borrower or any Subsidiary is a party.

              6.15.20 Liens in favor of a banking institution arising as a matter of applicable law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

              6.15.21 Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure the payment of customs' duties in connection with the importation of goods.

              6.15.22 Any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement.

              6.15.23 Liens not otherwise permitted under this Section 6.15 to the extent attaching to Properties and assets with an aggregate fair market value not in excess of, and securing liabilities not in excess of $15,000,000, in the aggregate at any one time outstanding.

     6.16. AFFILIATES. Except as otherwise permitted by this Agreement, the Parent and the Borrower will not enter into, directly or indirectly, or permit any Subsidiary to enter into, directly or indirectly, any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Parent and, subject to Section 6.26 and Section 6.27, its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Parent's, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent, the Borrower or such Subsidiary than the Parent, the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction, except that any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Parent or any of its Subsidiaries and may receive reasonable compensation for his or her services in such capacity.

     6.17. FINANCIAL CONTRACTS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into (i) by the Borrower and it Subsidiaries in the ordinary course of business for bona fide hedging purposes and not for speculative purposes and (ii) by any SPV in connection with a Receivables Purchase Facility permitted hereunder.

     6.18. SUBSIDIARY COVENANTS. The Parent and the Borrower will not, and will not permit any Subsidiary (other than any SPV) to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than any SPV) (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Parent, the Borrower or any Subsidiary, (iii) to make loans or advances or other Investments in the Parent, the Borrower or any Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Parent, the Borrower or any

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Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) this Agreement and the other Loan Documents, (b) the 1998 Indenture, (c) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Parent or any of its Subsidiaries,
(d) customary provisions restricting assignment of any licensing agreement or other contract entered into by Parent and its Subsidiaries in the ordinary course of business, (e) restrictions on the transfer of any asset pending the close of the sale of such asset and (f) restrictions on the transfer of any assets subject to a Lien permitted by Section 6.15.

     6.19. CONTINGENT OBLIGATIONS. The Parent and the Borrower will not, nor will they permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except Contingent Obligations arising with respect to (i) this Agreement and the other Loan Documents, (ii) customary indemnification obligations in favor of purchasers in connection with asset dispositions permitted hereunder, (iii) customary indemnification obligations under such Person's charter and bylaws (or equivalent formation documents), (iv) indemnities in favor of the Persons issuing title insurance policies insuring the title to any property, (v) guarantees of (a) real property leases and (b) personal property Operating Leases, in each case entered into in the ordinary course of business by the Parent or any of the Subsidiaries, (vi) other Contingent Obligations constituting guarantees of Indebtedness permitted under Section 6.14, PROVIDED that to the extent such Indebtedness is subordinated to the Secured Obligations each such Contingent Obligation shall be subordinated to the Secured Obligations on terms reasonably acceptable to the Agent, and (vii) non-financial indemnities and guarantees of performance made in the ordinary course of business by the Parent or any Subsidiary that would not, individually or in the aggregate, have a Material Adverse Effect.

     6.20. AMENDMENTS TO AGREEMENTS. The Parent and the Borrower will not, and will not permit any Subsidiary to, amend, modify, supplement or waive any provision of the 1998 Indenture or the Senior Subordinated Notes issued thereunder, except for supplemental indentures contemplated under the 1998 Indenture to reflect the guarantee obligations of new or acquired Subsidiaries.

     6.21. LEVERAGE RATIO. The Parent and the Borrower will not permit the ratio (the "Leverage Ratio"), determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.00 to
1.00. The Leverage Ratio shall be calculated as of the last day of each fiscal quarter of the Parent based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; PROVIDED that the Leverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis reasonably satisfactory to the Agent, broken down by fiscal quarter in the Parent's reasonable judgment.

     6.22. FIXED CHARGE COVERAGE RATIO. The Parent and the Borrower will not permit the ratio (the "Fixed Charge Coverage Ratio"), determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters of (i) Consolidated EBITDA during such period PLUS Consolidated Rentals during such period MINUS Consolidated Capital Expenditures during such period (PROVIDED that Capitalized Lease Obligations shall be deducted only to the

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extent of payments actually made during such period) to (ii) Consolidated
Interest Expense paid in cash during such period PLUS scheduled amortization of the principal portion of Consolidated Indebtedness during such period (other than (i) amounts owing in connection with Receivables Purchase Facilities permitted hereunder and (ii) scheduled term loan payments under the Existing Credit Agreement and scheduled principal payments in respect of any industrial development/revenue bonds of the Parent or any of its Subsidiaries in each case paid prior to the Closing Date) PLUS Consolidated Rentals for such period PLUS income taxes paid in cash during such period PLUS all dividends and distributions paid by the Parent during such period (other than the "Permitted Share Repurchase Amount" for such period), all calculated for the Parent and its Subsidiaries (other than TOPCO) on a consolidated basis, to be less than (a)
1.20 to 1.00 as of March 31, 2003, June 30, 2003 and September 30, 2003, and (b)
1.25 to 1.00 as of the end of each fiscal quarter thereafter; PROVIDED that the Fixed Charge Coverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis reasonably satisfactory to the Agent, broken down by fiscal quarter in the Parent's reasonable judgment.

     6.23. MINIMUM CONSOLIDATED NET WORTH. The Parent and the Borrower will at all times maintain Consolidated Net Worth of not less than (i) 450,000,000 MINUS (ii) amounts expended by Parent in connection with repurchases or redemptions of its capital stock under Section 6.10 PLUS (iii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending June 30, 2003, PLUS (iv) 50% of the Net Cash Proceeds resulting from issuances of the Parent's or any Subsidiary's capital stock.

     6.24. CAPITAL EXPENDITURES. The Parent and the Borrower will not, nor will they permit any Subsidiary to expend, for Consolidated Capital Expenditures in the acquisition of fixed assets in any fiscal year in the aggregate for the Parent and its Subsidiaries, in excess of (i) $75,000,000 for the period from January 1, 2003 through December 31, 2003; and (ii) $75,000,000 for the period from January 1 through December 31 for each fiscal year thereafter, plus any amount permitted to be expended in the immediately preceding fiscal year (pursuant to the absolute dollar limitation for such preceding fiscal year and not pursuant to any carryover provision from a prior fiscal year) but not expended.

     6.25. SUBSIDIARY COLLATERAL DOCUMENTS; SUBSIDIARY GUARANTORS. The Parent and the Borrower shall execute or shall cause to be executed:

     (i) on the date any Person becomes a Subsidiary of the Parent, if such Subsidiary is a Domestic Subsidiary, (a) a supplement to the Security Agreement in favor of the Agent for the benefit of the Holders of Secured Obligations with respect to all of the equity interests of such Person owned by the Parent and its Domestic Subsidiaries; (b) a supplement to the Guaranty pursuant to which such Domestic Subsidiary (other than an SPV) shall become a Guarantor; (c) a supplement to the Security Agreement pursuant to which such Domestic Subsidiary (other than an SPV) shall become a grantor thereunder and the other documents required thereby; (d) Intellectual Property Security Agreements with respect to such Domestic Subsidiary's (other than an SPV) intellectual property; and (e) Collateral Documents in respect of such Domestic Subsidiary's (other than an SPV) real property (other than leased property) with a fair market value greater than or equal to $2,000,000, in each case to provide the Agent with a first priority perfected security interest therein and Lien thereon (subject to Liens permitted under Section 6.15, PROVIDED

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     that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 (other than Permitted Priority Liens));

     (ii) on the date any Person becomes a Material Foreign Subsidiary, as soon as practicable but in any event within thirty (30) days following the date on which such Person became a Material Foreign Subsidiary, a pledge agreement or share mortgage in favor of the Agent for the benefit of the Holders of Secured Obligations with respect to 65% of all of the outstanding equity interests of such Material Foreign Subsidiary; PROVIDED, HOWEVER, in the event that any such Material Foreign Subsidiary is a Wholly-Owned Subsidiary of a Guarantor in connection with which all of the requirements of clause (i) above have been satisfied, and the activities of such Guarantor are limited to owning the equity interests of its Subsidiaries, then, the Agent, at its option, may waive the requirement for the pledge of any of the equities of such Material Foreign Subsidiary under this clause (ii); PROVIDED, FURTHER, that if at any time any Material Foreign Subsidiary issues or causes to be issued equity interests, such that the aggregate amount of the equity interests of Material Foreign Subsidiary pledged to the Agent for the benefit of the Holders of Secured Obligations is less than 65% of all of the outstanding equity interests of such Person, the Parent shall (A) promptly notify the Agent of such deficiency and (B) deliver or cause to be delivered any agreements, instruments, certificates and other documents as the Agent may reasonably request all in form and substance reasonably satisfactory to the Agent in order to cause all of the equities of such Material Foreign Subsidiary owned by the Parent and its Subsidiaries (but not in excess of 65% of all of the outstanding equities thereof) to be pledged to the Agent for the benefit of the Holders of Secured Obligations; and

     (iii) in either such case the Parent and the Borrower shall deliver or cause to be delivered to the Agent all such pledge agreements, guarantees, security agreements and other Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions, if reasonably requested by the Agent, UCC financing statements (and the Parent and the Borrower hereby authorize the preparation and filing of all necessary UCC financing statements), real estate title insurance policies, environmental reports, the stock certificates representing the equities subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Agent, and the Agent shall be reasonably satisfied that it has a first priority perfected pledge of or charge over the Collateral related thereto.

     6.26. FOREIGN SUBSIDIARY INVESTMENTS. The Parent and the Borrower will not, nor will they permit any other Credit Party to, enter into or suffer to exist Foreign Subsidiary Investments at any time in an aggregate amount greater than (i) for all Foreign Subsidiary Investments in Canadian Subsidiaries, the sum of (a) $40,000,000 PLUS (b) the aggregate amount of all receivables attributable to Canadian operations of the Parent and its Subsidiaries and transferred to such Canadian Subsidiaries in connection with the initial capitalization thereof, PROVIDED that the excess over $25,000,000 of all such Foreign Subsidiary Investments described in clause (a) above shall be evidenced by an intercompany note issued to a Credit Party in respect of which

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the Agent shall have a first priority security interest under the Collateral
Documents, or (ii) for all other Foreign Subsidiary Investments, $13,000,000.

     6.27. TOPCO INVESTMENTS. So long as TOPCO shall not be a Guarantor, the Parent and the Borrower will not, nor will they permit any other Credit Party to, enter into or suffer to exist TOPCO Investments at any time in an aggregate amount greater than $1,000,000.

     6.28. MORTGAGES. On or before the sixtieth (60th) day after the Closing Date, the Parent and the Borrower shall deliver, or cause to be delivered, Collateral Documents in respect of each Domestic Subsidiary's real property (other than leased property and other than real property located in the State of New York) with a fair market value greater than or equal to $2,000,000, together with appropriate corporate resolutions and other documentation (including opinions, real estate title insurance policies and, to the extent reasonably requested by the Agent, surveys) in each case in form and substance reasonably satisfactory to the Agent, and the Agent shall be reasonably satisfied that it has a first priority perfected Lien on such real property (subject to Liens permitted under Section 6.15, PROVIDED that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Agent under the Loan Documents to any Liens otherwise permitted under Section 6.15 (other than Permitted Priority Liens)).

                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     7.2. Nonpayment of (i) principal of any Revolving Loan when due, (ii) any Reimbursement Obligation within one Business Day after the same becomes due, or (iii) interest upon any Revolving Loan or any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

     7.3. The breach by (i) the Parent or the Borrower of any of the terms or provisions of any of Sections 6.2 or 6.3 or any of Sections 6.10 through 6.16, inclusive, Sections 6.18 through 6.24, inclusive, Sections 6.26 or 6.27 or
(ii) by any Credit Party of any of the terms or provisions of any of
Section 4.1.1 (to the extent that the non-compliance therewith by such Credit Party would independently give rise to a Default under clause (i) of this
Section 7.3), 4.1.3 or clauses (i) or (ii) of Section 4.1.4 of the Security Agreement.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) or any other Credit Party of any of the terms or provisions of this Agreement or any other Loan Document to which it is a party which is not remedied within (i) five (5) Business Days after the occurrence thereof with respect to any

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breach of Section 6.1 and (ii) thirty (30) days after written notice from the
Agent or any Lender to the Borrower of any other such breach.

     7.5. Failure of the Parent, the Borrower or any Subsidiary to pay when due any Material Indebtedness (beyond the applicable grace period with respect thereto, if any); or the default by the Parent, the Borrower or any Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which Material Indebtedness is outstanding, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any such agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any such agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Parent, the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or specified mandatory prepayment) prior to the stated maturity thereof; or the Parent, the Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. Any Credit Party or any Material Foreign Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make a general assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest on a timely basis in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of any Credit Party or any Material Foreign Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Credit Party or such Material Foreign Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Credit Party or any Material Foreign Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. The Parent, the Borrower or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not (a) stayed on appeal or otherwise being appropriately contested in good faith or (b) paid in full or otherwise fully covered (subject to any applicable deductible) by third-party insurers under the Parent's or any Subsidiary's insurance policies.

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     7.9.     Any formal step is taken to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA, or a contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA.

     7.10.    Any Change in Control shall occur.

     7.11. The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Parent or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $20,000,000.

     7.12. The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Parent and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $20,000,000.

     7.13. The Parent, the Borrower or any Subsidiary shall (i) be the subject of any proceeding or investigation pertaining to the release by the Parent, the Borrower or any Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to the Parent, the Borrower or any Subsidiary in an amount equal to $20,000,000 or more, which liability is not paid, bonded or otherwise discharged within 60 days or which is not stayed on appeal and being appropriately contested in good faith.

     7.14. Any Loan Document shall fail to remain in full force or effect against any Credit Party party thereto (except to the extent such Credit Party has been released from its obligations thereunder in accordance with this Agreement or such other Loan Document or such Loan Document has expired or terminated in accordance with its terms) or any Credit Party shall assert that its obligations thereunder are discontinued, invalid or unenforceable for any reason (other than those enumerated in the first parenthetical above); the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation, or possession is required herein or therein) in favor of the Agent, having the priority contemplated by the Collateral Documents (except to the extent such Liens have been released in accordance with this Agreement or such other Loan Document)

     7.15. An event (such event, an "Off-Balance Sheet Trigger Event") shall occur which (i) permits the investors or purchasers in respect of Off-Balance Sheet Liabilities of the Parent, any Subsidiary or any SPV to require the amortization or liquidation of such Off-Balance Sheet

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Liabilities as a result of the non-payment of any Off-Balance Sheet Liability having an aggregate outstanding principal amount (or similar outstanding liability) greater than or equal to $25,000,000 and (x) such Off-Balance Sheet Trigger Event shall not be remedied or waived within the later to occur of the tenth day after the occurrence thereof or the expiry date of any grace period related thereto under the agreement evidencing such Off-Balance Sheet Liabilities, or (y) such investors shall require the amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such Off-Balance Sheet Trigger Event, or (ii) causes the replacement or substitution of the Parent, any Subsidiary or any SPV as the servicer under the agreements evidencing such Off-Balance Sheet Liabilities; PROVIDED, HOWEVER, that this Section 7.15 shall not apply on any date with respect to (a) any voluntary request by the Parent, any Subsidiary or any SPV for an above-described amortization or liquidation so long as the aforementioned investors or purchasers cannot independently require on such date such amortization or liquidation or (b) any scheduled amortization or liquidation at the stated maturity of the facility evidencing such Off-Balance Sheet Liabilities.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Credit Party, the obligations of the Lenders to make Revolving Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Agent, any LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to (x) the amount of LC Obligations at such time MINUS (y) the amount or deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon, in the case of a termination, the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and/or (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

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     (iii)    The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been paid in full in cash (or, with respect to any Reimbursement Obligations, the Facility LCs have been returned and cancelled or back-stopped to the Agent's reasonable satisfaction) and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

     (v) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Credit Party) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Parent and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Parent or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

              8.2.1 Extend the Facility Termination Date, extend the final maturity of any Revolving Loan or extend the expiry date of any Facility LC in respect of which the requirements of Section 2.20.11 shall not have been satisfied to a date after the Facility Termination Date, or postpone any regularly scheduled payment of principal of any Revolving Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than (x) a waiver of the application of the default rate of interest or LC Fees pursuant to Section 2.11 hereof and (y) any reduction of the amount of or any extension of the payment date for the mandatory payments required under Section 2.2 or other modification of Section 2.2 to reflect the issuance of Term Loans hereunder, in each case which shall only require the approval of the Required Lenders).

              8.2.2 Other than to reflect the issuance of Term Loans hereunder on a ratable basis, reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of "Pro Rata Share".

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              8.2.3   Except as provided in Section 2.21, increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights or obligations under this Agreement.

              8.2.4 Amend this Section 8.2 other than to reflect the issuance of Term Loans hereunder.

              8.2.5 Other than in connection with a transaction permitted under this Agreement, release the Agent's Lien on all or substantially all of the Collateral.

              8.2.6 Other than in connection with a transaction permitted under this Agreement, release the Parent or any Guarantor from its obligations under the Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loan shall be effective without the written consent of the Swing Line Lender. No amendment of any provision of this Agreement relating to any LC Issuer shall be effective without the written consent of such LC Issuer.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuers or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuers and the Lenders until all of the Secured Obligations (other than contingent indemnity claims) have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Parent and the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

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     9.3.     HEADINGS. Section headings in the Loan Documents are for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Parent, the Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Parent, the Agent, the LC Issuers and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in
Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

     9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, PROVIDED, HOWEVER, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6.     EXPENSES; INDEMNIFICATION.

     (i) The Borrower shall reimburse the Agent and the Arranger for any reasonable out-of-pocket expenses (including reasonable outside attorneys' and paralegals' fees and expenses of and fees for other advisors and professionals engaged by the Agent or the Arranger and, unless a Default shall be continuing, with the consent of the Borrower), but excluding any costs, charges or expenses with respect to taxes and amounts relating thereto (payment with respect to which shall be governed solely and exclusively by
              Section 3.5), paid or incurred by the Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuers and the Lenders for any out-of-pocket expenses (including outside attorneys' and paralegals' fees and expenses of outside attorneys and paralegals for the Agent, the Arranger, the LC Issuers and the Lenders, but only to the extent such fees and disbursements were incurred by attorneys in a single law firm (and any replacement or successor firm thereof) selected by the Agent), but excluding any costs, charges or expenses with respect to taxes and amounts relating thereto (payment with respect to which shall be governed solely and exclusively by Section 3.5), paid or incurred by the Agent, the Arranger, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

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     (ii)     The Borrower hereby further agrees to indemnify the Agent, the
              Arranger, each LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any LC Issuer, any Lender or any affiliate is a party thereto, and all outside attorneys' and paralegals' fees and expenses of outside attorneys and paralegals of the party seeking indemnification), but excluding any losses, claims, damages, penalties, judgments, liabilities and expenses with respect to taxes and amounts related thereto (payment with respect to which shall be governed solely and exclusively by Section 3.5), which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they have resulted from the gross negligence or willful misconduct or solely by reason of the breach of the express terms of this Agreement of the party seeking indemnification. The obligations of the Borrower under this
              Section 9.6 shall survive the termination of this Agreement.

     9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

     9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles.

     9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent (except to the limited extent as provided by Section 12.3.4 relating to maintaining the Register), the Arranger, the LC Issuers nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Credit Party. Neither the Agent, the Arranger, the LC Issuers nor any Lender undertakes any responsibility to the Borrower or any other Credit Party to review or inform any Credit Party of any matter in connection with any phase of any Credit Party's business or operations. Each of the Parent and the Borrower agrees that neither the Agent, the Arranger, the LC Issuers nor any Lender shall have liability to the Parent or the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Parent or the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-

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appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of, or solely by reason of the breach of the express terms of the Loan Documents by, the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuers nor any Lender shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Parent, the Borrower or any Subsidiary in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence in accordance with its respective customary practices (but in any event in accordance with reasonable confidentiality practices), except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, for use solely in connection with the transactions contemplated hereby, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee who are expected to be involved in the evaluation of such information in connection with the transactions contemplated hereby, in each case which have been informed as to the confidential nature of such information, (iii) to regulatory officials having jurisdiction over it, (iv) to any Person as required by law, regulation, or legal process in respect of which, to the extent permitted by applicable law, such Lender shall have used commercially reasonable efforts to give the Borrower reasonable prior notice and the opportunity to contest such disclosure, (v) of information that presently or hereafter becomes available to such Lender on a non-confidential basis from a source other than the Parent and its Subsidiaries and other than as a result of disclosure not otherwise permitted by this Section 9.11, (vi) to any Person in connection with any legal proceeding to which such Lender is a party, (vii) to such Lender's direct or indirect contractual counterparties in credit derivative transactions or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information and agree to be bound by this
Section 9.11 or other similar terms of confidentiality, (viii) permitted by
Section 12.4 and (ix) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein (the "Confidentiality Obligations"), as they relate to the transactions contemplated by this Agreement, shall not apply to the "tax structure" or "tax treatment" of the transactions contemplated by this Agreement (as these terms are used in Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended); and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the "tax structure" and "tax treatment" of the transactions contemplated by this Agreement (as these terms are defined in the Confidentiality Regulation). In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement.

     9.12. LENDERS NOT UTILIZING PLAN ASSETS. Each Lender and Designated Lender represents and warrants that none of the consideration used by such Lender or Designated Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of

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any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and
the rights and interests of such Lender or Designated Lender in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

     9.13. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

     9.14. DISCLOSURE. The Borrower, the Parent and each Lender, including the LC Issuers, hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

     9.15. PERFORMANCE OF OBLIGATIONS. Each of the Parent and the Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on any Collateral to the extent the same would constitute a Default hereunder if actually levied or imposed and (ii) after the occurrence and during the continuance of a Default make any payment or perform any act required of the Parent, the Borrower or any Subsidiary under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Parent, the Borrower or any Subsidiary which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this Section 9.15, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.15 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 9.15 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

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                                    ARTICLE X

                                    THE AGENT

     10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Holders of Secured Obligations,
(ii) is a "representative" of the Holders of Secured Obligations within the meaning of the term "secured party" as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Secured Obligations, hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Parent, the Borrower, any Subsidiary or any Lender or Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person or solely by reason of the breach of the express terms thereof by such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any

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other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or
(g) the financial condition of the Parent, the Borrower, any Subsidiary or any guarantor of any of the Obligations or of any of the Parent's, the Borrower's, such Subsidiary's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Parent or the Borrower to the Agent at such time, but is voluntarily furnished by the Parent or the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such approval), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such approval). The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to the Lenders' Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Aggregate Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by any Credit Party under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses

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or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Parent, the Borrower or any Subsidiary in which the Parent, the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Parent or the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such

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resignation or removal, the Required Lenders shall, with the prior written approval of the Borrower (which approval shall be required only so long as no Default shall be continuing), have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within forty-five days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from any further duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. AGENT AND ARRANGER FEES. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated February 10, 2003, or as otherwise agreed in writing from time to time.

     10.14. DELEGATION TO AFFILIATES. The Parent, the Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. COLLATERAL DOCUMENTS. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

              (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agent is hereby authorized to execute and

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deliver on behalf of the Holders of Secured Obligations any Loan Documents
necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

              (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.15.

              (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least three (3) Business Days' prior written request by the Borrower to the Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Credit Party) all interests retained by the Borrower or any Credit Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

     10.16. QUEBEC SECURITY. For greater certainty, and without limiting the powers of the Agent hereunder or under any of the other Loan Documents, each of the Lenders hereby acknowledges that the Agent shall, for purposes of holding any security granted by the Borrower on the Borrower's property pursuant to the laws of the Province of Quebec to secure payment of any bond (the "Bond"), be the holder of an irrevocable power of attorney (FONDE DE POUVOIR) (within the meaning of the CIVIL CODE OF QUEBEC) for all present and future Lenders and in particular for all present and future holders of the Bond. Each of the Agent and the Lenders hereby irrevocably constitutes, to the extent necessary, the Agent as the holder of an irrevocable power of attorney (FONDE DE POUVOIR) (within the meaning of Article 2692 of the CIVIL CODE OF QUEBEC) in order to hold security granted by the Borrower in the Province of Quebec to secure the Bond. Each Lender hereby further constitutes and appoints the Agent as mandatary in order to hold the Bond for and on behalf of the Lenders. Each eligible assignee hereunder shall be deemed to have confirmed and ratified the constitution of the Agent as the holder of such irrevocable power of attorney (FONDE DE POUVOIR) and the constitution and appointment of the Agent as mandatary to hold the Bonds for and on behalf of the Lender by the execution of the relevant Assignment Agreement. Notwithstanding the provisions of Section 32 of the AN ACT RESPECTING THE SPECIAL POWERS OF LEGAL PERSONS (Quebec), the Agent may acquire and be the

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holder of the Bond. The Borrower hereby acknowledges that the Bonds constitute a title of indebtedness, as such term is used in Article 2692 of the CIVIL CODE OF QUEBEC.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and continues, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Credit Party may be offset and applied toward the payment of the Secured Obligations then due and owing to such Lender, and each Lender shall endeavor to give notice of any such set-off to the Borrower, PROVIDED that the failure of any Lender to give such notice shall not in any way limit any Lender's rights under this Section 11.1.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives Collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1.    SUCCESSORS AND ASSIGNS; DESIGNATED LENDERS.

              12.1.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Parent, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) neither the Parent nor the Borrower shall have any right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender,
     (ii) any assignment by any Lender must be made in compliance with
     Section 12.3, and (iii) any transfer by Participants must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in credit derivative transactions relating to the Revolving Loans; PROVIDED, HOWEVER, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Revolving Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
     Section 12.3; PROVIDED, HOWEVER, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any Note to direct payments relating to such Revolving Loan or Note to another Person. Any assignee of the rights to any Revolving Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Revolving Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Revolving Loan.

              12.1.2  DESIGNATED LENDERS.

     (i)      Subject to the terms and conditions set forth in this
              Section 12.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Revolving Loans to be made by such Lender pursuant to this Agreement; PROVIDED that the designation of an Eligible Designee by any Lender for purposes of this Section 12.1.2 shall be subject to the approval of the Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit E hereto (a "Designation Agreement") and the acceptance thereof by the Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Revolving Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Revolving Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Revolving Loan was made by the Designating Lender. As to any Revolving Loan made by it, each Designated Lender shall have all the rights a Lender making such Revolving Loan would have under this Agreement and otherwise; PROVIDED, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Revolving Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by the

              Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Revolving Loans provided by a Designated Lender; PROVIDED, HOWEVER, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Revolving Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrower or the Agent, assign all or portions of its interests in any Revolving Loans to its Designating Lender or to any financial institution consented to by the Agent and, so long as no Default shall be continuing, the Borrower, providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with Section 9.11, disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender. In addition, each such Designating Lender that elects to designate an Eligible Designee and such Eligible Designee becomes a Designated Lender, (i) shall keep a register for the registration relating to each such Revolving Loan, specifying such Designated Lender's name, address and entitlement to payments of principal and interest with respect to such Revolving Loan and each transfer thereof and the name and address of each transferees and (ii) shall collect, prior to the time such Designated Lender receives payment with respect to such Revolving Loans from each such Designated Lender, the appropriate forms, certificates, and statements described in Section 3.5 (and updated as required by Section 3.5) as if such Designated Lender were a Lender under Section 3.5.

     (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; PROVIDED that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 12.1.2 shall survive the termination of this Agreement.

     12.2.    PARTICIPATIONS.

              12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding

     Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. In addition, each such Lender that sells any participating interest to a Participant under this Section 12.2.1, (i) shall keep a register for the registration relating to each such participation, specifying such Participant's name, address and entitlement to payment of principal and interest with respect to such participation and each transfer thereof and the name and address of each transferee, and (ii) shall collect prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms, certificates and statements described in
     Section 3.5 (and updated as required by Section 3.5) as if such Participant were a Lender under Section 3.5.

              12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

              12.2.3 BENEFIT OF CERTAIN PROVISIONS. Each of the Parent and the Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. Each of the Parent and the Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and
     3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2, 3.4 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) each Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

     12.3.    ASSIGNMENTS.

              12.3.1 PERMITTED ASSIGNMENTS. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Borrower and the Agent, either be in an amount equal to the entire applicable Outstanding Credit Exposure of the assigning Lender or (unless each of the Agent and, prior to the occurrence and continuance of a Default, the Borrower, otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Outstanding Credit Exposure subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the Assignment Agreement.

              12.3.2 CONSENTS. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund (other than a Lender or Affiliate of a Lender or an Approved Fund that becomes a Lender solely by means of the settlement of a credit derivative), PROVIDED that the consent of the Borrower shall not be required if (i) a Default has occurred and is continuing or (ii) if such assignment is in connection with the physical settlement of any Lender's obligations to direct or indirect contractual counterparties in credit derivative transactions relating to the Revolving Loans; PROVIDED that the assignment without the Borrower's consent pursuant to clause (ii) shall not increase the Borrower's liability under
     Section 3.5. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund (other than a Lender or Affiliate of a Lender or an Approved Fund that becomes a Lender solely by means of the settlement of a credit derivative). Any consent required under this
     Section 12.3.2 shall not be unreasonably withheld or delayed.

              12.3.3 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent by the assigning Lender or the Purchaser for processing such assignment (unless such fee is waived by the Agent or unless such assignment is made to such assigning Lender's Affiliate), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released from any further obligations with respect to the Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Parent, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Revolving Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or, if the Facility Termination Date has occurred, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment. Each Purchaser shall not be entitled to receive any greater payment under Section 3.5 than the transferor Lender would have received had such transfer not occurred.

              12.3.4 REGISTER. The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Commitments of each Lender pursuant to the terms hereof, (b) the date and the amount of each Revolving Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, and the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations (including specifying Reimbursement Obligations) outstanding at any time, (d) whether a Lender is an original lender or the assignee of another Lender pursuant to an assignment under this Section 12.3 and the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (e) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     12.4. DISSEMINATION OF INFORMATION. Each of the Parent and the Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Parent, the Borrower and the Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. TAX CERTIFICATIONS. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv) and (vi).

     12.6. REIMBURSEMENT OBLIGATIONS. For purposes of this Article XII, with respect to each Letter of Credit, if an LC Issuer transfers its rights with respect to the Borrower's obligation to pay Reimbursement Obligations in respect of such Letter of Credit, such LC Issuer shall give notice of such transfer to the Agent for notation in the Register.

                                  ARTICLE XIII

                                     NOTICES

     13.1. NOTICES. Except as otherwise permitted by Section 2.14, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Parent, the Borrower, the Lenders, the LC Issuers, or the Agent, at its address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Agent under Article II shall not be effective until received.

     13.2. CHANGE OF ADDRESS. The Borrower, the Parent, the Agent, any LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Parent, the Agent, the LC Issuers and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION AND OTHER THAN SECTION 10.16 OF THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO OR ANY HOLDER OF SECURED OBLIGATIONS IN THE COURTS OF ANY OTHER JURISDICTION; PROVIDED THAT EACH OF THE PARENT AND THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY ANY OF THE AGENT, ANY LC ISSUER, ANY LENDER OR AN OTHER HOLDER OF SECURED OBLIGATIONS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO (1) REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR (2) TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE PARENT, THE AGENT, EACH LC ISSUER, EACH LENDER, AND EACH OTHER HOLDER OF SECURED OBLIGATIONS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                The remainder of this page is intentionally blank

     IN WITNESS WHEREOF, the Borrower, the Parent, the Lenders, the LC Issuers and the Agent have executed this Agreement as of the date first above written.


                                     UNITED STATIONERS SUPPLY CO.,
                                     as the Borrower


                                     By:
                                         ---------------------------------------
                                     Name:      Brian S. Cooper
                                     Title:     Senior Vice President, Treasurer
                                                and Assistant Secretary

                                     Address:   2200 East Golf Road
                                                Des Plaines, Illinois 60016

                                     Attention: General Counsel
                                     Telephone: (847) 699-5000
                                     FAX: (847) 699-1805

                                     With a copy to:

                                     Attention: Treasurer
                                     Telephone: (847) 627-2170
                                     FAX: (847) 699-0027


                                SIGNATURE PAGE TO
        UNITED STATIONERS SUPPLY CO. FIVE-YEAR REVOLVING CREDIT AGREEMENT

                                     UNITED STATIONERS INC.,
                                     as a Credit Party


                                     By:
                                         ---------------------------------------
                                     Name:      Brian S. Cooper
                                     Title:     Senior Vice President and
                                                Treasurer

                                     Address:   2200 East Golf Road
                                                Des Plaines, Illinois 60016

                                     Attention: General Counsel
                                     Telephone: (847) 699-5000
                                     FAX: (847) 699-1805

                                     With a copy to:

                                     Attention: Treasurer
                                     Telephone: (847) 627-2170
                                     FAX: (847) 699-0027


                                SIGNATURE PAGE TO
        UNITED STATIONERS SUPPLY CO. FIVE-YEAR REVOLVING CREDIT AGREEMENT

                                     BANK ONE, NA, (MAIN OFFICE CHICAGO),
                                     individually, as an LC Issuer, and as Agent


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------
                                     Title:
                                                 -------------------------------
                                            1 Bank One Plaza
                                            Chicago, Illinois 60670

                                     Attention:
                                                --------------------------------
                                            Telephone: (312)
                                            FAX: (312)


                                SIGNATURE PAGE TO
        UNITED STATIONERS SUPPLY CO. FIVE-YEAR REVOLVING CREDIT AGREEMENT

                               COMMITMENT SCHEDULE

          LENDER                                      COMMITMENT
          -----------------------------------------   -----------------
          Bank One, NA                                $   31,500,000.00

          PNC Bank, N.A.                              $   25,000,000.00

          Standard Federal Bank N.A.                  $   25,000,000.00

          U.S. Bank National Association              $   25,000,000.00

          Comerica Bank                               $   22,000,000.00

          KeyBank National Association                $   22,000,000.00

          Transamerica Business Capital Corporation   $   22,000,000.00

          Associated Bank, N.A.                       $   15,000,000.00

          Fifth Third Bank                            $   15,000,000.00

          First Bank                                  $   15,000,000.00

          Union Bank of California                    $   15,000,000.00

          Bank of Scotland                            $   10,000,000.00

          Hibernia National Bank                      $   10,000,000.00

          The Northern Trust Company                  $   10,000,000.00

          Oak Brook Bank                              $    7,500,000.00

          RZB Finance LLC                             $    5,000,000.00

                                PRICING SCHEDULE

APPLICABLE        LEVEL I     LEVEL II    LEVEL III   LEVEL IV    LEVEL V
MARGIN            STATUS      STATUS      STATUS      STATUS      STATUS
---------------   ---------   ---------   ---------   ---------   -------
EURODOLLAR RATE   1.25%       1.50%       1.75%       2.00%       2.25%

FLOATING RATE      0.0%        0.0%       0.25%       0.50%       0.75%

APPLICABLE FEE    LEVEL I     LEVEL II    LEVEL III   LEVEL IV    LEVEL V
RATE              STATUS      STATUS      STATUS      STATUS      STATUS
---------------   ---------   ---------   ---------   ---------   -------
COMMITMENT FEE    0.250%      0.275%      0.300%      0.350%      0.400%

              The Applicable Margin and Applicable Fee Rate shall be determined based upon Level IV (or such higher Status as shall be reflected on any interim Financials) until the delivery of the Financials for the fiscal period ending on September 30, 2003.

              For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

              "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.1 or 6.1.2, together with the compliance certificate delivered pursuant to Section 6.1.3 related thereto.

              "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Parent referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.25 to 1.00.

              "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Parent referred to in the most recent Financials,
     (i) the Parent has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.75 to 1.00.

              "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Parent referred to in the most recent Financials,
     (i) the Parent has not qualified for Level I Status or Level II Status and
     (ii) the Leverage Ratio is less than or equal to 2.25 to 1.00.

              "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Parent referred to in the most recent Financials,
     (i) the Parent has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.75 to 1.00.

              "Level V Status" exists at any date if the Parent has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

              "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

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              The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Parent's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five (5) Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

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